                                                                     EXHIBIT 4.6

                              AMENDED AND RESTATED
                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                         Dated as of December 20, 2002,

                                  by and among

                               BLUE HILL II, INC.,
                                   as Seller,

                       AMERISOURCEBERGEN DRUG CORPORATION
            (as successor by merger to Bergen Brunswig Drug Company),
                                  as Servicer,

                        REDWOOD RECEIVABLES CORPORATION,
                             as a Conduit Purchaser,

        THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                             as Conduit Purchasers,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                 as a Committed Purchaser and a Purchaser Agent

         THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO as Committed Purchasers and Purchaser Agents,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Administrative Agent

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                                Table of Contents
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I. DEFINITIONS AND INTERPRETATION ....................................................................    2
     Section 1.01. Definitions ...............................................................................    2
     Section 1.02. Rules of Construction .....................................................................    2

ARTICLE II. AMOUNTS AND TERMS OF PURCHASES ...................................................................    2
     Section 2.01. Purchases .................................................................................    2
     Section 2.02. Optional Changes in Maximum Purchase Limit ................................................    3
     Section 2.03. Notices Relating to Purchases and Reductions in Aggregate Capital Investment ..............    4
     Section 2.04. Conveyance of Transferred Receivables .....................................................    5
     Section 2.05. Facility Termination Date .................................................................    7
     Section 2.06. Daily Yield ...............................................................................    7
     Section 2.07. Fees ......................................................................................    7
     Section 2.08. Time and Method of Payments ...............................................................    7
     Section 2.09. Withholding Taxes .........................................................................    8
     Section 2.10. Capital Requirements; Additional Costs ....................................................    8
     Section 2.11. Breakage Costs ............................................................................   10
     Section 2.12. Purchase Excess ...........................................................................   10

ARTICLE III. CONDITIONS PRECEDENT ............................................................................   12
     Section 3.01. Conditions Precedent to the Restatement Effective Date ....................................   12
     Section 3.02. Conditions Precedent to All Purchases .....................................................   14

ARTICLE IV. REPRESENTATIONS AND WARRANTIES ...................................................................   15
     Section 4.01. Representations and Warranties of the Seller ..............................................   15
     Section 4.02. Representations and Warranties of the Servicer ............................................   19

ARTICLE V. GENERAL COVENANTS OF THE SELLER ...................................................................   20
     Section 5.01. Affirmative Covenants of the Seller .......................................................   20
     Section 5.02. Reporting Requirements of the Seller ......................................................   22
     Section 5.03. Negative Covenants of the Seller ..........................................................   22

ARTICLE VI. COLLECTIONS AND DISBURSEMENTS ....................................................................   24
     Section 6.01. Establishment of Accounts .................................................................   24
     Section 6.02. Funding of Agent's Account ................................................................   28
     Section 6.03. Daily Disbursements From the Agent's Account; Revolving Period ............................   30
     Section 6.04. Disbursements From the Reserve Account; Settlement Date Procedures; Revolving Period ......   31
     Section 6.05. Liquidation Settlement Procedures .........................................................   32
     Section 6.06. Investment of Funds in Accounts ...........................................................   33
     Section 6.07. Termination Procedures ....................................................................   33

ARTICLE VII. SERVICER PROVISIONS .............................................................................   34
     Section 7.01. Appointment of the Servicer ...............................................................   34
     Section 7.02. Duties and Responsibilities of the Servicer ...............................................   34

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                                Table of Contents
                                -----------------

                                                                                                           Page
                                                                                                           ----
     Section 7.03. Collections on Receivables ...........................................................    34
     Section 7.04. Authorization of the Servicer ........................................................    35
     Section 7.05. Servicing Fees .......................................................................    36
     Section 7.06. Representations and Warranties of the Servicer .......................................    36
     Section 7.07. Covenants of the Servicer ............................................................    37
     Section 7.08. Reporting Requirements of the Servicer ...............................................    38

ARTICLE VIII. GRANT OF SECURITY INTERESTS ...............................................................    38
     Section 8.01. Seller's Grant of Security Interest ..................................................    38
     Section 8.02. Seller's Certification ...............................................................    39
     Section 8.03. Consent to Assignment ................................................................    40
     Section 8.04. Delivery of Collateral ...............................................................    40
     Section 8.05. Seller Remains Liable ................................................................    40
     Section 8.06. Covenants of the Seller and the Servicer Regarding the Seller Collateral .............    41
     Section 8.07. License for Use of Software and Other Intellectual Property ..........................    43

ARTICLE IX. TERMINATION EVENTS ..........................................................................    43
     Section 9.01. Termination Events ...................................................................    43
     Section 9.02. Events of Servicer Termination .......................................................    48

ARTICLE X. REMEDIES .....................................................................................    49
     Section 10.01. Actions Upon Termination Event ......................................................    49
     Section 10.02. Exercise of Remedies ................................................................    50
     Section 10.03. Power of Attorney ...................................................................    50
     Section 10.04. Continuing Security Interest                                                             51

ARTICLE XI. SUCCESSOR SERVICER PROVISIONS                                                                    51
     Section 11.01. Servicer Not to Resign                                                                   51
     Section 11.02. Appointment of the Successor Servicer ...............................................    51
     Section 11.03. Duties of the Servicer ..............................................................    51
     Section 11.04. Effect of Termination or Resignation ................................................    52

ARTICLE XII. INDEMNIFICATION ............................................................................    52
     Section 12.01. Indemnities by the Seller ...........................................................    52
     Section 12.02. Indemnities by the Servicer .........................................................    54
     Section 12.03. Limitation of Damages; Indemnified Persons ..........................................    55

ARTICLE XIII. AGENTS ....................................................................................    55
     Section 13.01. Authorization and Action ............................................................    55
     Section 13.02. Reliance ............................................................................    55
     Section 13.03. Notice of Termination Events ........................................................    57
     Section 13.04. Nonreliance on Administrative Agent, Purchaser Agents, Other Purchasers .............    57
     Section 13.05. Indemnification .....................................................................    57

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                                Table of Contents
                                -----------------

                                                                                                               Page
                                                                                                               ----
     Section 13.06. Successor Agents ........................................................................    58
     Section 13.07. GE Capital and Affiliates ...............................................................    58

ARTICLE XIV. MISCELLANEOUS ..................................................................................    58
     Section 14.01. Notices .................................................................................    58
     Section 14.02. Binding Effect; Assignability ...........................................................    59
     Section 14.03. Termination; Survival of Seller Secured Obligations Upon Facility Termination Date ......    62
     Section 14.04. Costs, Expenses and Taxes ...............................................................    62
     Section 14.05. Confidentiality .........................................................................    64
     Section 14.06. No Proceedings ..........................................................................    65
     Section 14.07. Complete Agreement; Modification of Agreement ...........................................    65
     Section 14.08. Amendments and Waivers ..................................................................    65
     Section 14.09. No Waiver; Remedies .....................................................................    66
     Section 14.10. Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial ............................    67
     Section 14.11. Counterparts ............................................................................    68
     Section 14.12. Severability ............................................................................    68
     Section 14.13. Section Titles ..........................................................................    68
     Section 14.14. Limited Recourse ........................................................................    68
     Section 14.15. Further Assurances ......................................................................    69
     Section 14.16. Consent to Merger and Acknowledgement of Assignment .....................................    70
     Section 14.17. Effect on Predecessor Agreement; No Novation ............................................    70

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

EXHIBITS
2.02(a):          Form of Commitment Reduction Notice
2.02(c):          Form of Commitment Termination Notice
2.03(a):          Form of Investment Base Certificate
2.03(b):          Form of Capital Purchase Request
2.03(c):          Form of Repayment Notice
2.04(a):          Form of Purchase Assignment
2.04(d):          Form of Purchaser Interest Reconveyance Agreement
3.01(a)(i):       Form of Officer's Certificate as to Solvency (Seller/Servicer)
3.01(a)(ii)(A):   Form of Officer's Closing Certificate (Seller)
3.01(a)(ii)(B):   Form of Officer's Post-Closing Certificate (Seller)
3.01(a)(iii)(A): Form of Officer's Closing Certificate (Servicer) 3.01(a)(iii)(B): Form of Officer's Post-Closing Certificate (Servicer)
3.01(a)(iv):      Form of Monthly Reporting
10.03:            Form of Power of Attorney
14.02(b):         Form of Assignment Agreement
14.08(b):         Form of RPSA Supplement Agreement
A:                Credit and Collection Policy
B-1:              Form of Lockbox Account Agreement
B-2:              Form of Deposit Account Agreement
B-3:              Letter Amendment to Lockbox and Deposit Account Agreements
C:                Intercreditor Agreement
D:                Chattel Paper Agreement

ANNEXES
5.02(a):  Reporting Requirements
5.02(b):  Investment Reports

SCHEDULES
4.01(a):  Significant Subsidiaries
4.01(i):  Locations
4.01(q):  Accounts


                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                              AMENDED AND RESTATED
                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

               THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AND SERVICING AGREEMENT (the "Amended and Restated Agreement") dated as of December 20, 2002, is entered into by and among BLUE HILL II, INC., a Delaware corporation (the "Seller"), AMERISOURCEBERGEN DRUG CORPORATION (f/k/a AmeriSource Corporation), a Delaware corporation, as successor by merger to Bergen Brunswig Drug Company, a California Corporation, as servicer hereunder (in such capacity, the "Servicer"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as a "Conduit Purchaser", the other financial institutions from time to time party hereto as "Conduit Purchasers", "Committed Purchasers" and/or "Purchaser Agents" (each as defined herein), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a "Committed Purchaser", as a "Purchaser Agent" for itself and Redwood, and as administrative agent for itself, Redwood and the other Conduit Purchasers, Committed Purchasers and Purchaser Agents hereunder (in such capacity, the "Administrative Agent").

                                    RECITALS

               A. The Seller, the Servicer, Redwood as conduit purchaser, GE Capital as committed purchaser and the Administrative Agent have entered into that certain Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended by that certain First Amendment dated as of August 29, 2001, as amended by that certain Second Amendment dated as of December 21, 2001, as amended by that certain Third Amendment dated as of October 1, 2002, and as amended by that certain Fourth Amendment dated as of December 2, 2002 (collectively, the "Predecessor Agreement").

               B. The Seller desires to amend and restate the Predecessor Agreement in its entirety to (i) add additional parties as "Purchasers" so that such parties may make Purchases of Purchaser Interests, (ii) increase the Maximum Purchase Limit available to the Seller, (iii) add other additional parties as "Purchaser Agents" to act as agents to the "Purchasers" in order to facilitate the Purchases and (iv) provide for the ability of the Purchasers to assign their interests from time to time (the Predecessor Agreement, as so amended and restated, and this Amended and Restated Agreement, as further amended, restated, supplemented or otherwise modified from time to time, collectively, this "Agreement").

               C. The Seller and the Servicer have requested that the Predecessor Agreement be amended and restated to permit the addition of certain parties as "Purchasers" and the Seller, the Servicer, the Conduit Purchaser who is Redwood, the Committed Purchaser who is GECC and the Administrative Agent have mutually requested that Annex X be amended and restated to reflect the foregoing.

               D. The Seller is a special purpose corporation owned by the Originator.

               E. The Seller has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, certain designated trade receivables of the Originator.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               F. The Seller intends to sell, and subject to the terms and conditions hereof, each Conduit Purchaser and Committed Purchaser intends to purchase, undivided percentage interests in such trade receivables, from time to time, as described herein.

               G. The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each Conduit Purchaser, Committed Purchaser and Purchaser Agent, in connection with the making and financing of such purchases.

               H. In order to effectuate the purposes of this Agreement, each Conduit Purchaser, Committed Purchaser and Purchaser Agent desires to appoint the Originator to service, administer and collect the receivables acquired by the Purchasers pursuant to this Agreement and the Originator is willing to act in such capacity as the Servicer hereunder on the terms and conditions set forth herein.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

               Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

               Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                   ARTICLE II.

                         AMOUNTS AND TERMS OF PURCHASES

               Section 2.01. Purchases.

               (a) From and after the Closing Date and until the Facility Termination Date and subject to the terms and conditions hereof, the Seller from time to time may request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund such request (and provides notice of such denial or inability to fund to the Seller, the Administrative Agent, and such Conduit Purchaser's Purchaser Agent), ratably request that such Conduit Purchaser's related Committed Purchasers, purchase Purchaser Interests (each such purchase hereunder, a "Purchase") and the Seller agrees to sell such Purchaser Interests to the Purchasers. Subject to those funds that will be deemed to be Reinvestment Purchases as described in this Section 2.01, the Conduit Purchasers who are not also Committed Purchasers are not obligated to make any Purchase, except that Redwood, in its capacity as a Conduit Purchaser, shall not

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
exercise its discretion to deny a request by the Seller to make a Purchase unless a Redwood Termination Date has occurred. Each Conduit Purchaser severally agrees, on the terms and conditions hereof, that if it determines, in its discretion, to make a Purchase requested of it, such Conduit Purchaser shall make available, in accordance with Section 2.04(b) hereof, an amount equal to such Conduit Purchaser's Purchaser Group's Pro Rata Share of such Purchase. Each of the Committed Purchasers severally agrees, on the terms and conditions hereof, that if a Purchase is requested of it and the Committed Purchaser Expiry Date for such Committed Purchaser has not occurred, such Committed Purchaser shall make available in accordance with Section 2.04(b) hereof, an amount equal to such Committed Purchaser's Purchaser Group's Pro Rata Share of such Purchase (and in the case of each Committed Purchaser within a particular Purchaser Group, its Commitment Percentage of its Purchaser Group's Pro Rata Share of such Purchase). Notwithstanding the foregoing, under no circumstances shall a Purchaser make any Purchase if, after giving effect thereto, a Purchase Excess would exist.

               (b) Each Committed Purchaser's obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for such Purchase.

               (c) Each purchase of undivided percentage ownership interests in the Transferred Receivables by the Purchasers hereunder shall consist of either
(i) a purchase made by the Applicable Purchasers with new funds provided by such Purchasers (each, a "Capital Purchase") or (ii) a purchase made by the Applicable Purchasers with funds consisting of Collections allocated to the Purchaser Interests pursuant to the terms of this Agreement which does not increase the Aggregate Capital Investment or any Capital Investment (each, a "Reinvestment Purchase"). On each Business Day following the Closing Date until the Facility Termination Date, but subject to the conditions set forth in
Section 3.02 hereof, each Purchaser holding a Purchaser Interest at such time shall be automatically deemed to have made a Reinvestment Purchase with the excess of (x) the proceeds of Collections in which it has a Purchaser Interest over (y) the amount to be paid pursuant to Sections 6.02(b)(i), 6.03(f), 6.03(g) and 8.06(d), except that if the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), such Reinvestment Purchase shall be made in the amount of funds to be distributed to the Seller pursuant to Section 6.04(d).

               Section 2.02. Optional Changes in Maximum Purchase Limit.

               (a) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Seller may, not more than four times during each fiscal year, reduce the Maximum Purchase Limit permanently; provided, that (i) the Seller shall give ten Business Days' prior written notice of a reduction, each to the Administrative Agent and to each Purchaser Agent and substantially in the form of Exhibit 2.02(a) (each such notice, a "Commitment Reduction Notice"); (ii) any partial reduction of the Maximum Purchase Limit shall be in a minimum amount of $25,000,000 or an integral multiple thereof, and
(iii) no such reduction shall reduce the Maximum Purchase Limit below the Aggregate Capital Investment at the time of such reduction. Every reduction as provided for in this Section must be accompanied by payment to the Purchasers, ratably, in accordance with their respective Capital Investments, in the amount equal to the excess of the Aggregate Capital Investment over the Maximum Purchase

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Limit. Any reduction provided for in this Section 2.02(a) shall be applied ratably to reduce the Group Commitment of each Purchaser Group. If, after giving effect to the foregoing reduction and payment, any Group Investment is in excess of such Purchaser Group's Group Commitment, the Seller shall pay the Purchasers in such Purchaser Group, ratably, in accordance with their respective Capital Investments, the amount of such excess.

               (b) [Intentionally Omitted]

               (c) The Seller may at any time on at least 30 days' prior written notice by the Seller to the Administrative Agent and to each Purchaser Agent irrevocably terminate the Maximum Purchase Limit; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(c) (the "Commitment Termination Notice"), and (ii) the Seller shall reduce the Aggregate Capital Investment to zero and make all payments required by Section 2.03(c) at the time and in the manner specified therein. Upon such termination, the Seller's right to request that any Purchaser make Purchases hereunder shall simultaneously terminate and the Facility Termination Date shall automatically occur.

               (d) Each written notice required to be delivered pursuant to this
Section 2.02 shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Purchasers not later than 5:00 p.m. (New York time) on any Business Day, and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Purchasers after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Maximum Purchase Limit.

               Section 2.03. Notices Relating to Purchases and Reductions in Aggregate Capital Investment.

               (a) Except as otherwise provided in Annex 5.02(b), not later than 1:00 p.m. (New York time) on the third Business Day of each week, the Seller shall deliver to the Purchasers and the Administrative Agent an Officer's Certificate substantially in the form of Exhibit 2.03(a) (each, an "Investment Base Certificate").

               (b) Each Purchase resulting in an increase in Aggregate Capital Investment shall be made upon the provision of notice by the Seller to the Administrative Agent and to each Purchaser Agent in the manner provided herein. Any such notice must be given in writing so that it is received no later than 12:00 Noon (New York time) on the Business Day immediately preceding the proposed Purchase Date set forth therein. Each such notice (a "Capital Purchase Request") shall (i) be substantially in the form of Exhibit 2.03(b), (ii) be irrevocable and (iii) specify the amount of the requested increase in Aggregate Capital Investment and the proposed Purchase Date (which shall be a Business
Day).

               (c) The Seller may at any time reduce the Aggregate Capital Investment; provided, that (i) the Seller shall give prior written notice of any such reduction to the Administrative Agent (with copies to each Purchaser Agent) substantially in the form of Exhibit 2.03(c) (each such notice, a "Repayment Notice"), (ii) each such notice shall be irrevocable, (iii)

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
each such notice shall specify the amount of the requested reduction in the Aggregate Capital Investment and the proposed date of such reduction (which shall be a Business Day) and (iv) any such reduction must be accompanied by payment of (A) all Daily Yield accrued and unpaid on each respective Capital Investment being reduced through but excluding the date of such reduction and
(B) the costs, if any, required by Section 2.11. Any such notice of reduction must be received by the Administrative Agent and each Purchaser Agent no later than 12:00 Noon (New York time) on the Business Day immediately preceding the date of the proposed reduction in Aggregate Capital Investment; provided, that if such proposed reduction would result in the reduction of $100,000,000 or more of the Capital Investment of the Related Purchasers in any Purchaser Group for which The Bank of Nova Scotia is the Purchaser Agent, notice of such reduction must be received by the Administrative Agent and each Purchaser Agent no later than 12:00 Noon (New York time) on the second Business Day immediately preceding the date of the proposed reduction in Aggregate Capital Investment.

               Section 2.04. Conveyance of Transferred Receivables.

               (a) Purchase Assignment. On or prior to the Closing Date, the Seller shall complete, execute and deliver to the Administrative Agent for the benefit of the Purchasers (ratably, in accordance with their respective Capital Investments) an assignment substantially in the form of Exhibit 2.04(a) (the "Purchase Assignment") in order to evidence the Purchases.

               (b) Funding of Capital Purchases; Increases in Aggregate Capital Investment.

                    (i) Payment of Purchase Price: No Cash Management Event. Following receipt of any Capital Purchase Request, and subject to satisfaction of the conditions set forth in Section 3.02, each Applicable Purchaser (or the related Purchaser Agent on its behalf) shall make available, ratably, in accordance with such Purchaser's Purchaser Group's Pro Rata Share (and, in the case of each Committed Purchaser within a particular Purchaser Group, in accordance with its Commitment Percentage of its Purchaser Group's Pro Rata Share of such Purchase) to or on behalf of the Seller on the Purchase Date specified therein, the lesser of the requested increase in Aggregate Capital Investment specified in such Capital Purchase Request and Aggregate Capital Investment Available by depositing such amount in the Seller Account; provided that if the Administrative Agent has taken exclusive dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), each Applicable Purchaser (or the related Purchaser Agent on its behalf) shall deposit such amount in the Agent's Account in accordance with Section 6.03(b).

                    (ii) Payment of Purchase Price: Cash Management Event. After the Cash Management Date and as long as no Termination Event has occurred and is continuing, the Applicable Purchasers shall, or shall cause the Administrative Agent to, make available, ratably, in accordance with each such Purchaser's Purchaser Group's Pro Rata Share (and, in the case of each Committed Purchaser within a particular Purchaser Group, in accordance with its Commitment Percentage of its Purchaser Group's Pro Rata Share of such Purchase), to or on behalf of the Seller on each Business Day during the Revolving Period, in same day funds, all amounts on deposit in the Agent's Account that

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
         are to be disbursed to or on behalf of the Seller as payment for the Purchaser Interests pursuant to Section 6.04(d).

               (c)  Vesting of Ownership.

                    (i) Effective on and as of each Purchase Date, the Applicable Purchasers shall own (ratably, in accordance with their respective Capital Investments) the Purchaser Interests sold by the Seller hereunder on such Purchase Date. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interests in such Purchaser Interests.

                    (ii) The Seller shall indicate in its Records that interests in the Transferred Receivables have been sold hereunder and that ownership of such interests is vested in the Administrative Agent on behalf of the Purchasers to the extent of the Purchaser Interests. In addition, the Seller shall respond to any inquiries with respect to the ownership of any Transferred Receivable by stating that interests therein have been sold hereunder and that ownership of such interests is vested in the Purchasers to the extent of the Purchaser Interests.

               (d) Repurchases of Transferred Receivables. If (i) the Originator is required to repurchase Transferred Receivables from the Seller pursuant to Section 3.2 of the Sale and Contribution Agreement, or (ii) in connection with a Distribution Center Consolidation of a BH2 Designated Distribution Center into an ARFC Designated Distribution Center, the Originator repurchases Transferred Receivables originated at such BH2 Designated Distribution Center, then in each case, the Applicable Purchaser shall sell and reconvey its Purchaser Interests in such Transferred Receivables to the Seller either (x) through the transfer of such Purchaser Interests in exchange for Purchaser Interests in other Transferred Receivables with an Outstanding Balance equal to the Outstanding Balance of the Transferred Receivables being repurchased or (y) for cash in an amount equal to the Outstanding Balance of the Transferred Receivables being repurchased. In connection with any reconveyance of Purchaser Interests by the Purchasers pursuant to a Distribution Center Consolidation described in clause (ii) above, the Seller, the Purchasers and Administrative Agent shall execute and deliver a Purchaser Interest Reconveyance Agreement with respect to the Purchaser Interests to be reconveyed.

               (e)  Optional Retransfers.

                    (i)   At its option and at any time, the Seller shall have

         the right to repurchase all, but not less than all, of the then outstanding Purchaser Interests in the Transferred Receivables. The Seller shall be entitled to effectuate such reconveyance upon 30 days' prior written notice by the Seller to the Administrative Agent and to each Purchaser Agent; provided, that on the effective date of such repurchase (as specified in the notice to the Administrative Agent and to each Purchaser Agent), the Seller shall reduce the Aggregate Capital Investment to zero and make all payments required to by Section 2.03(c) on such date. Upon such repurchase, the Seller's right to request that any Purchaser make Purchases hereunder shall simultaneously terminate and the Facility Termination Date shall automatically occur.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                    (ii) On any day, with respect to any Purchaser Interest which has been repurchased pursuant to Section 2.04(e)(i), the Administrative Agent and each Purchaser holding Purchaser Interests immediately prior to such repurchase shall, on such day and at the expense of the Seller, take all actions required under Section 6.08(b) to release their interests in the Transferred Receivables, the Related Security, all Collections with respect thereto and all Proceeds of the foregoing and otherwise to effect such repurchase.

               Section 2.05. Facility Termination Date; Committed Purchaser Expiry Date. Notwithstanding anything to the contrary set forth herein, (a) no Purchaser shall have any obligation to purchase any additional Purchaser Interests from and after the Facility Termination Date and (b) from and after the Committed Purchaser Expiry Date for any Committed Purchaser, neither such Committed Purchaser nor any Related Purchasers shall have any obligation to purchase any Purchaser Interests.

               Section 2.06. Daily Yield.

               (a) The Seller shall pay Daily Yield for each day on which any Capital Investment is outstanding, in the manner and at the times specified in Sections 6.04, 6.05 and 6.06.

               (b) Notwithstanding the foregoing, the Seller shall pay interest at the applicable Daily Yield Rate on unpaid Daily Yield and on any other amount payable by the Seller hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

               Section 2.07. Fees.

               (a) On each Settlement Date, the Seller shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor as provided in Section 6.05.

               (b) On or prior to the Restatement Effective Date, the Seller shall pay to the Administrative Agent, for the account of itself, the Purchaser Agents and the Purchasers, the fees, including the Purchaser Group Commitment Fees, set forth in each respective Purchaser Group Fee Letter that are payable on the Restatement Effective Date.

               Section 2.08. Time and Method of Payments.

               (a) Except as otherwise provided in Sections 6.02, 6.03, 6.04,
6.05 and 6.06, all payments in reduction of Aggregate Capital Investment and all payments of yield, fees and other amounts payable by the Seller hereunder shall be made in Dollars, in immediately available funds, to the Administrative Agent (for its account or the account of the Applicable Purchasers (ratably, in accordance with their respective Capital Investments), Affected Parties or Indemnified Persons) not later than 12:00 Noon (New York time) on the due date therefor. Any such payment made on such date but after such time shall be deemed to have been made on, and Daily Yield on each respective Capital Investment shall continue to accrue and be payable

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
thereon until, the next succeeding Business Day. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and Daily Yield thereon shall be payable during such extension.

               (b) Any and all payments by the Seller hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding those taxes specified in clauses (a), (b) and (d) of the definition of "Excluded Taxes" (such non-excluded taxes, levies, imposts, deductions, charges and withholdings being "Indemnified Taxes"). If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Seller shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Seller shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.

               Section 2.09. Withholding Taxes. Before the first date on which any amount is payable hereunder for the account of any Purchaser not incorporated under the laws of the United States of America, such Purchaser shall deliver to each of the Seller and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or 8-WECI (or successor applicable form) certifying that such Purchaser is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes. Each such Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Administrative Agent or Seller.

               Section 2.10. Capital Requirements; Additional Costs.

               (a) If the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement, any other Related Document or any Program Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Seller shall from time to time upon demand (and submission of the computation certificate discussed below) by the Administrative Agent pay to the Administrative Agent on behalf of such

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Affected Party, or if so required pursuant to Section 6.02, to such Affected Party directly, documented additional amounts sufficient to compensate such Affected Party for the Seller's Share of such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Daily Yield Rate; provided, however, that the Seller shall be obligated to pay only such compensation which is incurred after the date sixty (60) days prior to the date of such demand; provided, further, however, that such 60-day limitation shall not apply to any such compensation that is applicable retroactively to periods prior to the effective date of the applicable event so long as the Administrative Agent notifies the Seller of such event within 60 days of a responsible officer of the Administrative Agent receiving actual knowledge thereof. A certificate as to the amount of that reduction and showing the basis of the computation thereof and which is calculated the same as for comparable claims with respect to similarly situated sellers or borrowers of the Applicable Purchaser submitted by the Administrative Agent to the Seller shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

               (b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder, under any other Related Document or under any Program Document, including with respect to any Purchases, Capital Investment, LOC Draws or Liquidity Loans, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Purchases, Capital Investment, LOC Draws or Liquidity Loans (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then the Seller shall, from time to time upon demand (and submission of the computation certificate described below) by the Administrative Agent or any Purchaser Agent, pay to the Administrative Agent on behalf of such Affected Party, or if so required pursuant to Section 6.02 to the Affected Party directly, additional amounts sufficient to compensate such Affected Party for the Seller's Share of such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Daily Yield Rate; provided, however, that the Seller shall be obligated to pay only such compensation which is incurred after the date sixty
(60) days prior to the date of such demand; provided, further, however, that such 60-day limitation shall not apply to any such compensation that is applicable retroactively to periods prior to the effective date of the applicable event so long as the Administrative Agent or any Purchaser Agent notifies the Seller of such event within 60 days of a responsible officer of the Administrative Agent or any Purchaser Agent receiving actual knowledge thereof. Such Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Seller pursuant to this Section 2.10(b).

               (c) With respect to any compensation payable under Section 2.10(a) or any Additional Costs payable under Section 2.10(b), the Purchaser shall not allocate to Seller a proportionately greater amount of such compensation than it allocates to each of its other commitments to make purchases or to lend with respect to which it is entitled to demand comparable compensation, and will not include amounts already factored into the rates of interest or fees already provided for herein.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               (d) Determinations by any Affected Party for purposes of this
Section 2.10 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder, under any other Related Document or under any Program Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Seller in reasonable detail and which is calculated the same as for comparable claims with respect to similarly situated sellers or borrowers of the Affected Party and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes.

               Section 2.11. Breakage Costs. The Seller shall pay to the Administrative Agent for the account of the Applicable Purchaser, or if so required pursuant to Section 6.02 to the Applicable Purchaser, upon request of such Purchaser, such amount or amounts as shall compensate such Purchaser for any loss, cost or expense incurred by such Purchaser (as determined by such Purchaser) as a result of any reduction by the Seller in Aggregate Capital Investment (and accompanying loss of Daily Yield thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Aggregate Capital Investment, which compensation shall include an amount equal to any loss or expense incurred by such Purchaser during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by such Purchaser upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such Commercial Paper (or other financing source), (any such loss, cost or expense, "Breakage Costs"). The determination by such Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the Seller at the time of demand or charge in reasonable detail and shall be calculated in a manner which is consistent with the manner in which it makes calculations for comparable claims with respect to similarly situated sellers or borrowers and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes; provided, that the Purchaser shall not allocate to Seller a proportionately greater amount of such compensation than it allocates to each of its other commitments to make purchases or to lend with respect to which it is entitled to demand comparable compensation, and will not include amounts already factored into the rates of interest or fees already provided for herein.

               Section 2.12. Purchase Excess. On each Business Day during the Revolving Period and after completion of the disbursements specified in Section 6.04, the Administrative Agent shall notify the Seller and the Servicer of any Purchase Excess on such day, and the Seller shall (a) prior to the Cash Management Date, pay such Purchase Excess in accordance with Section 6.02(a)(i) and (b) on and after the Cash Management Date, deposit the amount of such Purchase Excess in the Agent's Account by 12:00 Noon (New York time) on the immediately succeeding Business Day.

               Section 2.13. Extension of the Committed Purchaser Expiry Date.

               (a) Extension Request. The Seller, not more than forty-five (45) days before the date set forth in clause (b) of the definition of Committed Purchaser Expiry Date, may request that the relevant Committed Purchaser (the "Renewable Committed Purchaser") extend the Renewable Committed Purchaser's Committed Purchaser Expiry Date by giving the Renewable Committed Purchaser's Purchaser Agent and the Administrative Agent notice of such

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
request. The related Purchaser Agent shall promptly notify the Renewable Committed Purchaser of the receipt of such request, and the Renewable Committed Purchaser shall, not later than fifteen (15) days before the Renewable Committed Purchaser's Committed Purchaser Expiry Date, notify its Purchaser Agent and the Administrative Agent whether or not it consents to such extension; provided, that if the Renewable Committed Purchaser fails to give such notice it shall be deemed not to have consented to such extension. Consent to any extension requested by the Seller may be given or withheld in the sole and absolute discretion of the Renewable Committed Purchaser. Upon receipt of consent by the Renewable Committed Purchaser to an extension, the relevant Purchaser Agent promptly will notify the Seller thereof, and effective as of the Renewable Committed Purchaser's Committed Purchaser Expiry Date, the Renewable Committed Purchaser's Committed Purchaser Expiry Date then in effect shall be extended to the date that is 364 days (or such other period as agreed by the Renewable Committed Purchaser) after the Renewable Committed Purchaser's Committed Purchaser Expiry Date then in effect, or if such day is not a Business Day, the immediately preceding Business Day. The Administrative Agent will promptly give the Seller notice of any failure of any Renewable Committed Purchaser to consent to any requested extension of such Renewable Committed Purchaser's Committed Purchaser Expiry Date (each Renewable Committed Purchaser which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Committed Purchaser").

               (b) Reduction of Maximum Purchase Limit; Payment Mechanics. To the extent that the Availability at the time of such declaration equals or exceeds the outstanding Capital Investment of the Non-Renewing Committed Purchaser, on the Committed Purchaser Expiry Date of such Non-Renewing Committed Purchaser, the Maximum Purchase Limit, to the extent the Non-Renewing Committed Purchaser's Commitment is not assigned as provided in Section 2.13(c), shall be reduced in an amount equal to the Commitment of such Non-Renewing Committed Purchaser immediately prior to the termination of such Commitment. On the Business Day immediately preceding such Non-Renewing Committed Purchaser's Committed Purchaser Expiry Date, the Seller shall deliver to the Administrative Agent and to each Purchaser Agent who represents a remaining Committed Purchaser, a Capital Purchase Request pursuant to Section 2.03(b) requesting a Purchase in an amount equal to the Non-Renewing Committed Purchaser's outstanding Capital Investment and shall remit the proceeds of such Purchase to the Non-Renewing Committed Purchaser (or to such Non-Renewing Committed Purchaser's Purchaser Agent for the account of such Non-Renewing Committed Purchaser) as payment in full for such Non-Renewing Committed Purchaser's outstanding Capital Investment; provided, that in no circumstances shall the Commitment of the remaining Committed Purchaser be increased.

               (c) Assignment by Non-Renewing Committed Purchaser. Notwithstanding the preceding Section 2.13(b), so long as no Termination Event has occurred and is continuing, the Seller (with the written consent of the Administrative Agent and each Purchaser other than the Non-Renewing Committed Purchaser), the Administrative Agent or the Non-Renewing Committed Purchaser may arrange for one or more financial institutions that meet the requirements set forth in Section 14.02(b) to assume all or part of the Commitment of a Non-Renewing Committed Purchaser, so long as each such assignment satisfies the requirements of Section 14.02(b) hereof; provided, that the assumption of such Commitments for all Non-Renewing Committed Purchasers shall be on a pro rata basis or on such other allocations as the

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Committed Purchasers shall agree. If a financial institution is willing to assume all or a part of the Non-Renewing Committed Purchaser's Commitment, then such financial institution, the Non-Renewing Committed Purchaser, the Seller and the Administrative Agent will promptly evidence such assumption and assignment pursuant to Section 14.02(b).

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

               Section 3.01. Conditions Precedent to the Restatement Effective Date. Neither the Conduit Purchasers nor the Committed Purchasers shall be obligated to purchase Purchaser Interests hereunder on the occasion of the initial Purchase following the Restatement Effective Date, nor shall any Purchaser, any Purchaser Agent or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Purchasers and the Administrative Agent:

               (a) Agreement; Other Related Documents. The Administrative Agent and the Purchasers shall have received each of the following documents, instruments, agreements and legal opinions, in each case in form and substance satisfactory to the Administrative Agent and the Purchasers:

                   (i) counterparts hereof executed by each of the parties to this Agreement;

                   (ii) an executed Third Amendment to the Sale and Contribution Agreement, dated as of the date hereof, between the Seller and the Originator, acknowledged and agreed to by the Administrative Agent (the "Third Amendment to the Sale and Contribution Agreement") together with evidence of the effectiveness of the Third Amendment to the Sale and Contribution Agreement;

                   (iii) copies of each of the documents required to be delivered under Section 4(a) of the Third Amendment to the Sale and Contribution Agreement and evidence satisfactory to the Administrative Agent that the conditions precedent thereto have been satisfied;

                   (iv) an executed Amended and Restated Redwood Fee Letter, dated as of the date hereof, between the Seller and GE Capital in its capacities as Administrative Agent, a Purchaser Agent and a Committed Purchaser.

                   (v) an executed RPSA Supplement Agreement, dated as of the date hereof, between the Seller, Liberty Street Funding Corp. as a Conduit Purchaser, The Bank of Nova Scotia as a Committed Purchaser, and The Bank of Nova Scotia as Purchaser Agent for the aforementioned Conduit Purchaser and Committed Purchaser;

                   (vi) an executed Purchaser Group Fee Letter in respect of The Bank of Nova Scotia's Purchaser Group, among the Seller, The Bank of Nova Scotia and Liberty Street Funding Corp.;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                   (vii) a certificate of an officer of the Seller certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the Restatement Effective Date;

                   (viii) a certificate of an officer of the Servicer certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the Restatement Effective Date;

                   (ix) a certificate of the Secretary or Assistant Secretary of the Seller certifying that no changes have been made to the certificate of incorporation of the Seller and bylaws of the Seller, and certifying and attaching resolutions authorizing this Agreement, and an incumbency certificate;

                   (x) a certificate of the Secretary or Assistant Secretary of the Servicer certifying that no changes have been made to the certificate of incorporation of the Servicer and the bylaws of the Servicer, and certifying and attaching resolutions authorizing this Agreement and an incumbency certificate;/1/

                   (xi) tax and good standing certificates of the Seller in the states of California, and Delaware (to the extent not provided pursuant to clause (iii) above);

                   (xii) tax and good standing certificates of the Servicer in the state of California, Pennsylvania and Delaware (to the extent not provided pursuant to clause (iii) above);

                   (xiii) a legal opinion as to true sale and substantive consolidation matters delivered by Dechert after giving effect to this Agreement;

                   (xiv) a legal opinion as to security interests, enforceability, non-contravention and corporate matters delivered by Dechert, and in addition, a legal opinion delivered by the in-house counsel of the Servicer and the Seller, both, after giving effect to this Agreement; and

                   (xv) such additional documentation as the Administrative Agent may reasonably request.

               (b) Governmental Approvals. The Purchasers and the Administrative Agent shall have received (i) satisfactory evidence that the Seller and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Seller and the Servicer in form of Exhibits 3.01(a)(ii)(A) and 3.01(a)(iii)(A) respectively.

               (c) Compliance with Laws. The Seller and the Servicer shall be in compliance in all respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 5.01(a), except where such failure to comply does not have a Material Adverse Effect.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               (d) Payment of Fees. The Seller shall have paid all fees required to be paid by it on the Restatement Effective Date, including all fees required hereunder and under the Purchaser Group Fee Letters, and shall have reimbursed each Purchaser for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including each Purchaser's legal, rating agency and audit expenses, and other document preparation costs to the extent required under Section 14.04 hereof.

               (e) Representations and Warranties. Each representation and warranty by the Seller, Servicer and Originator contained herein and in each other Related Document shall be true and correct as of the Restatement Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

               (f) No Termination Event. No Incipient Termination Event or Termination Event hereunder shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Restatement Effective Date.

               (g) Confirmation of Commercial Paper Ratings. Each Purchaser Agent shall have received written confirmation from each Rating Agency that the then current rating of the Commercial Paper issued by their related Conduit Purchaser shall not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated thereby.

               (h) Corporate Proceedings; Etc. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Third Amendment to Sale and Contribution Agreement shall be satisfactory in all respects in form and substance to the Purchasers.

The date on which each of the foregoing conditions has been satisfied shall be referred to as the "Restatement Effective Date".

               Section 3.02. Conditions Precedent to All Purchases. No Purchaser shall be obligated to purchase Purchaser Interests hereunder on any Purchase Date if, as of the date thereof:

               (a) any representation or warranty of the Seller or the Servicer contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect, as of such date, either before or after giving effect to the Purchase of Purchaser Interests on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

               (b) any event shall have occurred, or would result from the Purchase of Purchaser Interests on such Purchase Date or from the application of the proceeds therefrom, that constitutes (i) a Termination Event or an Event of Servicer Termination, or (ii) except in the case of Reinvestment Purchases, an Incipient Termination Event or an Incipient Servicer Termination Event;

               (c) the Seller shall not be in compliance with any of its covenants or other agreements set forth herein;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               (d) the Facility Termination Date shall have occurred;

               (e) either before or after giving effect to such Purchase and to the application of the proceeds therefrom, a Purchase Excess would exist;

               (f) the Purchaser Interests sold hereunder would after giving effect to such purchase, exceed 100%;

               (g) the Originator, the Seller or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchasers and the Administrative Agent, (i) as any Purchaser, any Purchaser Agent or the Administrative Agent may reasonably request, or (ii) as either Rating Agency may request; or

               (h) the Administrative Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

               The delivery by the Seller of a Capital Purchase Request and the acceptance by the Seller of the funds from such Capital Purchase on any Purchase Date shall be deemed to constitute, as of any such Purchase Date, a representation and warranty by the Seller that the conditions in this Section
3.02 have been satisfied.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

               Section 4.01. Representations and Warranties of the Seller. To induce each Purchaser to purchase the Purchaser Interests and the Administrative Agent and the Purchaser Agents to take any action hereunder, the Seller makes the following representations and warranties to each Purchaser, each Purchaser Agent and the Administrative Agent, each and all of which shall survive the execution and delivery of this Agreement.

               (a) Corporate Existence and Power. Each of the Seller and each Bergen Entity is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not have (i) an adverse effect on its ability to perform its obligations under, or the enforceability of, any Related Document, (ii) a material adverse effect on its business or financial condition,
(iii) an adverse effect on the interests of the Administrative Agent or any Purchaser under any Related Document or (iv) an adverse effect on the enforceability or collectibility of any Transferred Receivable. Each Significant Subsidiary as defined in the Credit Facility as of the Restatement Effective Date is set forth on Schedule 4.01(a) hereto.

               (b) Corporate Authorization and No Contravention. The execution, delivery and performance by each of the Seller and each other Bergen Entity of each Related Document to which it is a party, and the creation of all security interests provided for herein and therein

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

(i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its charter or bylaws or
(C) any material agreement, order or other instrument to which it is a party or its property is subject and (iv) will not result in any Adverse Claim on any Transferred Receivable or any Seller Collateral or give cause for the acceleration of any indebtedness of the Seller or any other Bergen Entity.

               (c) No Consent Required. No approval, authorization or other action by, or filings with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Seller or any other Bergen Entity of any Related Document to which it is a party or any transaction contemplated thereby except with respect to UCC filings contemplated by the Related Documents and as indicated on the Chattel Paper Report delivered by the Seller on the Closing Date, and such exceptions indicated on the Chattel Paper Report will not result in a Material Adverse Effect.

               (d) Binding Effect. Each Related Document to which the Seller or any other Bergen Entity is a party constitutes the legal, valid and binding obligation of such Person enforceable against that Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

               (e) Perfection of Ownership Interest. Immediately preceding its sale of Transferred Receivables to the Seller, the Originator was the owner of, and effectively sold, such Transferred Receivables to the Seller, free and clear of any Adverse Claim. The Seller owns the Transferred Receivables, and all of its other properties and assets free of any Adverse Claim other than the interests of the Conduit Purchasers and the Committed Purchasers, and their respective successors and assigns (through the Administrative Agent) therein that are created hereby, and each Purchaser shall at all times have a valid undivided percentage ownership interest, which shall be a first priority perfected security interest for purposes of Article 9 of the applicable Uniform Commercial Code, in the Purchaser Interests, the Transferred Receivables and Seller Collateral.

               (f) Accuracy of Information. All information furnished by the Seller, any other Bergen Entity or any Affiliate of any such Person to the Administrative Agent, any Purchaser Agent or any Purchaser in connection with any Related Document, or any transaction contemplated thereby, is true and accurate in all material respects (and is not incomplete by omitting any information necessary to prevent such information from being materially misleading).

               (g) No Defaults or Violations. None of the Seller or any other Bergen Entity is in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation may result in a Material Adverse Effect.

               (h) No Actions, Suits or Material Adverse Change. Except for (i) matters disclosed in writing to the Administrative Agent prior to the Restatement Effective Date, (ii) matters disclosed in reports filed with the Securities and Exchange Commission under the Securities Act of 1934, as amended,
(iii) if the Closing Date occurs before, or less than 10 days

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
after, the release of the Parent's audited financial statements for the fiscal year ending September 30, 2000 (the "2000 Audited Financials"), (A) matters disclosed in the Parent's audited financial statements as at and for the fiscal year ending September 30, 1999 (the "1999 Audited Financials"), (B) no greater than a $66,700,000 provision for accounts receivables, (C) no greater than $505,000,000 in charges against goodwill related to PharMerica in the fourth quarter of the fiscal year-ended September 30, 2000, and (D) no greater than $26,000,000 in other special charges, and (iv) if the Closing Date occurs 10 or more days after the release of the 2000 Audited Financials, matters disclosed in the 2000 Audited Financials, there has been no material adverse change in the financial condition, business, operations or prospects of the Parent. Since the last day of the fiscal year covered by the Applicable Financials, (x) there has been no material adverse change in the quality or collectibility of the Receivables, taken as a whole, or in the Seller's, Servicer's or Originator's financial condition, business, operations or prospects and (y) no material litigation, investigation or tax audits have commenced against any Bergen Entity. Since its formation, there has been no material adverse change in the Seller's financial condition, business, operations or prospects. Since the Closing Date, there has been no material adverse change in the ability of the Seller or any other Bergen Entity to perform its obligations under any Related Document.

               (i) Accuracy of Exhibits. All information on the Schedules hereto is true and complete in all material respects, subject to any changes permitted by, and notified to the Administrative Agent and the Purchaser Agents in accordance with, Article V. With respect to each of the Seller and the Originator (i) their respective chief executive offices are located at the respective address for notices set forth in this Agreement; (ii) the respective offices where all of the Records with respect to any Receivables are kept are listed on Schedule 4.01(i) hereto; (iii) each, within the last five years, has operated only under the trade names identified in Schedule 4.01(i) hereto, and, within the last five years, has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Schedule 4.01(i) hereto,
(iv) each is a "registered organization" (as defined in Section 9-102(a)(70) of the UCC) and is organized or incorporated in the jurisdiction set forth on
Schedule 4.01(i) hereto, for purposes of Article 9 of the UCC, and each is (and at all times) located in such jurisdiction, and (v) the organizational identification number for each is set forth Schedule 4.01(i) hereto.

               (j) Sales by the Originator. Each sale by the Originator to the Seller of the Transferred Receivables has been made in accordance with the terms of the Purchase Agreement, including the payment by the Seller to the Originator of the purchase price described in the Sale and Contribution Agreement. Each such sale has been made for "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by the Originator to the Seller.

               (k) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and
(ii) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is and will be Solvent.

               (l) Taxes. The Seller has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

               (m) ERISA. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Purchase Agreement and prior to the date of any Purchase hereunder, no steps have been taken by the PBGC to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Originator or any ERISA Affiliate of any material liability, fine or penalty. Neither the Originator nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that has or could reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA. The Seller has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA.

               (n) Investment Company Act. The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, 15 U.S.C. Sections 80a et seq., and any regulations promulgated thereunder.

               (o) Securities Regulation. The Purchase by the Seller of the Receivables under the Sale and Contribution Agreement and the Purchase of the Purchaser Interests by the Purchasers hereunder and the application of the proceeds thereof, in each case in accordance with the provisions of the applicable Related Document, will not violate any applicable provisions of the Securities Act or other applicable securities laws.

               (p) Nonconsolidation. The Seller is operated in such a manner that the separate corporate existence of the Seller, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group thereof and, without limiting the generality of the foregoing:

                   (i) the Seller has not engaged, and does not presently engage, in any activity other than those activities expressly permitted under the Seller's organizational documents and the Related Documents, nor has the Seller entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

                   (ii) the Seller maintains a business office separate from that of each member of the Parent Group;

                   (iii) the financial statements and books and records of the Seller and the Originator reflect the separate corporate existence of the Seller;

                   (iv) except as otherwise expressly permitted hereunder, under the other Related Documents and under the Seller's organizational documents, no Parent Group

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
         member (A) pays the Seller's expenses, (B) guarantees the Seller's obligations, or (C) advances funds to the Seller for the payment of expenses or otherwise; and

                   (v) the Seller does not act as agent for any Parent Group member, but instead presents itself to the public as a corporation separate from each such Person and independently engaged in the business of purchasing and financing Transferred Receivables.

               (q) Deposit and Lockbox Accounts. Schedule 4.01(q) lists all banks and other financial institutions at which the Seller maintains deposit, lockbox or other bank accounts (including the Lockbox Accounts and Deposit Accounts) as of the Restatement Effective Date, and such schedule correctly identifies the name, address and telephone number of each depository and whether such depository is a Lockbox Account Bank, Deposit Bank, or otherwise, the name in which the account is held, a description of the purpose of the account and whether such account is a Deposit Account, Lockbox Account or otherwise, and the complete account number therefor (and, with respect to each Lockbox Account, the lockbox number and address thereof).

               (r) Transferred Receivables.

                   (i) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Investment Base Certificate constitutes an Eligible Receivable as of the date of such Investment Base Certificate.

                   (ii) Nonavoidability of Transfers. The Seller shall (A) have received each Contributed Receivable as a contribution to the capital of the Seller by the Originator and (B) have purchased each Sold Receivable from the Originator for cash consideration, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. Each Sale of a Sold Receivable effected pursuant to the terms of the Sale and Contribution Agreement shall not have been made for or on account of an antecedent debt owed by the Originator thereof to the Seller and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

               (s) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Seller contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchasers, the Purchaser Agents and the Administrative Agent as if the same were set forth in full herein.

               (t) No Termination Event or Incipient Termination Event. No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Agreement.

               Section 4.02. Representations and Warranties of the Servicer. To induce the Purchasers to purchase the Purchaser Interests and the Administrative Agent and the Purchaser Agents to take any action required to be performed by it hereunder, the Servicer represents and warrants to the Purchasers, the Purchaser Agents and the Administrative Agent, which

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
representation and warranty shall survive the execution and delivery of this Agreement, that each of the representations and warranties of the Servicer (whether made by the Servicer in its capacity as an Originator or as Servicer) contained in any Related Document is true and correct in all material respects and, if made by the Servicer in its capacity as an Originator, applies with equal force to the Servicer in its capacity as Servicer, and the Servicer hereby makes each such representation and warranty to, and for the benefit of, the Purchasers, the Purchaser Agents and the Administrative Agent as if the same were set forth in full herein. The Servicer further represents and warrants that no Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Agreement.

                                   ARTICLE V.

                         GENERAL COVENANTS OF THE SELLER

               Section 5.01. Affirmative Covenants of the Seller. The Seller covenants and agrees that from and after the Closing Date and until the Termination Date:

               (a) Conduct of Business. The Seller will perform, and will cause each other Bergen Entity and Significant Subsidiary to perform, all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business except to the extent that such failure would not have a Material Adverse Effect.

               (b) Compliance with Laws. The Seller will comply, and will cause each other Bergen Entity to comply, with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which such Person or any Transferred Receivable or Seller Collateral may be subject, except to the extent non-compliance would not have a Material Adverse Effect.

               (c) Furnishing Information and Inspection of Records. The Seller will furnish to the Administrative Agent, the Purchaser Agents and the Purchasers such information (including non-financial information) concerning the Originator's Receivables, the Transferred Receivables and the Seller Collateral as the Administrative Agent, the Purchaser Agents or a Purchaser may reasonably request. Twice a year (and at any time during the continuance of an Incipient Termination Event or Termination Event), the Administrative Agent and the Purchaser Agents may (at the expense of the Seller subject to the limitations set forth in the Purchaser Group Fee Letters) have its auditors, which may include an independent public accounting firm, conduct an audit of the Records or make test verifications of the Originator's Receivables, the Transferred Receivables and the Collections with respect to the Originator's Receivables and the Transferred Receivables.

               (d) Keeping Records.

                   (i) The Seller will, and will cause the Originator to, have and maintain (A) administrative and operating procedures (including an ability to recreate Records if originals are destroyed), (B) adequate facilities, personnel and equipment and (C) all Records and other information necessary or advisable for collecting the Transferred

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

         Receivables (including Records adequate to permit the immediate identification of each new Transferred Receivable and all Collections of, and adjustments to, each existing Receivable). The Seller will give the Administrative Agent and the Purchaser Agents prior notice of any material change in such administrative and operating procedures.

                   (ii) The Seller will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing the Administrative Agent's interest (on behalf of the Purchasers) in the Transferred Receivables and (B) so mark the original copy (or the replacement copy with respect to which a Chattel Paper Agreement has been executed by the Originator) of each contract relating to a Transferred Receivable that consists of chattel paper and deliver to the Administrative Agent all such contracts (including all multiple originals of such contracts), with any appropriate endorsement or assignment, or segregate (from all other receivables then owned or being serviced by the Seller) the Transferred Receivables and all contracts relating to each Transferred Receivable and hold in trust and safely keep such contracts so legended in separate filing cabinets or other suitable containers at such locations as the Administrative Agent may specify.

               (e) Perfection.

                   (i) The Seller will, and will cause the Originator to, at its expense, promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Administrative Agent (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Administrative Agent, on behalf of the Purchasers and Purchaser Agents, to exercise and enforce all its rights hereunder and to vest and maintain vested in the Administrative Agent, on behalf of the Purchasers and Purchaser Agents, a valid, first priority perfected security interest in the Seller Collateral and proceeds thereof free and clear of any Adverse Claim (and a perfected ownership interest in the Transferred Receivables). The Administrative Agent will be permitted to sign and file any continuation statements, amendments thereto and assignments thereof that are consistent with the Related Documents without the Seller's signature.

                   (ii) Each of the Seller and the Originator will at all times maintain its chief executive offices within a jurisdiction in the USA (other than in the states of Florida, Maryland and Tennessee) in which
         Article 9 of the UCC is in effect. If the Seller or the Originator moves its chief executive office to a location that imposes Taxes, fees or other charges to perfect the Administrative Agent's, and the Purchasers' interests hereunder or the Seller's interests under the Purchase Agreement, the Seller will pay all such reasonable amounts and any other reasonable costs and expenses incurred in order to maintain the enforceability of the Related Documents, the Purchases and the interests of the Administrative Agent and the Purchasers in the Seller Collateral.

               (f) Performance of Duties. The Seller will perform, and will cause each other Bergen Entity and the Servicer (if an Affiliate) to perform, its respective duties or obligations in accordance with the provisions of each of the Related Documents. The Seller (at its expense) will, and will cause each other Bergen Entity to, (i) fully and timely perform in all material

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
respects all agreements required to be observed by it in connection with each Receivable but in all respects necessary to comply with the following subparagraphs (ii) and (iii), (ii) comply in all respects with the Credit and Collection Policy, and (iii) refrain from any action that may impair the rights of the Administrative Agent or the Purchasers in the Seller Collateral.

               (g) Deposit of Collections. The Seller shall deposit or cause to be deposited promptly into an Account, and in any event no later than the second Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

               (h) Taxes. Each of the Seller and each Bergen Entity has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

               Section 5.02. Reporting Requirements of the Seller.

               (a) The Seller hereby agrees that, from and after the Closing Date and until the Termination Date, it (i) shall, and shall cause each other Bergen Entity to, maintain a system of accounting established and administered in accordance with GAAP, and (ii) shall deliver or cause to be delivered to the Purchasers, the Administrative Agent, the Purchaser Agents and, in the case of paragraph (j) of Annex 5.02(a) only, to the Rating Agencies, the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

               (b) The Seller hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers, the Purchaser Agents and the Administrative Agent, the Investment Reports (including Investment Base Certificates) at the times, to the Persons and in the manner set forth in Annex 5.02(b).

               Section 5.03. Negative Covenants of the Seller. The Seller covenants and agrees that, without the prior written consent of the Purchasers and the Administrative Agent, from and after the Closing Date until the Termination Date:

               (a) Sales and Adverse Claims Relating to Receivables. Except as otherwise provided herein and except in connection with the transfer of Receivables pursuant to a Distribution Center Consolidation, the Seller will not, and will not permit the Originator or the Servicer to, (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any material portion of the Transferred Receivables or any proceeds thereof or any other property or assets of the Seller.

               (b) Extension or Amendment of Transferred Receivables. Except as otherwise permitted in Section 7.07(b), the Seller will not, and will not permit the Originator or the Servicer to, extend, amend, rescind, modify, forgive, discharge or cancel any Transferred Receivable.

               (c) Change in Business or Credit and Collection Policy. The Seller will not make any material change in the character of its business and will not, and will not permit the

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Originator or the Servicer to, make any material change to the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Purchaser Agents and provision of written notice to the Rating Agencies by the Seller.

               (d) Sale of Stock and Assets. The Seller shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets any Transferred Receivable or contract therefor or any of its rights with respect to any Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

               (e) Capital Structure and Business. The Seller shall not (i) transact business, other than in compliance with (A) its certificate of incorporation and bylaws and (B) the Related Documents, and in such corporate and trade names as are set forth on Schedule 4.01(i), or (ii) amend its certificate or articles of incorporation or bylaws.

               (f) Mergers, Subsidiaries, Etc. The Seller shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

               (g) Sale Characterization; Sale and Contribution Agreement. The Seller shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale and Contribution Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale and Contribution Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originator to the Seller and (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Seller.

               (h) Indebtedness. The Seller shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Seller to any Affected Party, Indemnified Person or any other Person expressly permitted by this Agreement or any other Related Document, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) indorser liability in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (v) Debt of the Seller to the Originator under the Subordinated Note.

               (i) Commingling. The Seller shall not deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account or Deposit Account, except inadvertent deposits of checks from time to time in immaterial amounts that are readily traceable.

               (j) Restricted Payments by the Seller. Except for the Subordinated Note, the Seller shall not enter into any lending or borrowing transaction with any other Person. The

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Seller shall not at any time make payments with respect to the Subordinated Note if after giving effect to such payments a Purchase Excess would exist or an Incipient Termination Event or Termination Event would otherwise result therefrom or be continuing. The Seller will not purchase or redeem any shares of the capital stock of the Seller, declare or pay dividends thereon (other than stock dividends), or make any distribution to stockholders or set aside any funds for any such purpose; provided, however, the foregoing shall not prevent the Seller from paying cash dividends on any day if (i) after giving effect to such payment, the Seller's Net Worth Percentage would not be less than 10%, (ii) after giving effect to any such advance or distribution, a Purchase Excess would not exist nor would a Termination Event otherwise result therefrom, and (iii) on such day or the immediately preceding day the Seller delivers to the Administrative Agent and the Purchaser Agents a certificate in which the Seller attests to and specifies (x) the calculation of the Seller's Net Worth Percentage after giving effect to such payment, (y) that a Purchase Excess does not exist and a Termination Event will not result as a result of such payment, and (z) the principal outstanding on the Subordinated Note as of such date.

               (k) Changes in Instructions to Obligors. The Seller shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables.

               (l) Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Seller shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any Stockholder, director, officer or employee of the Seller, the Parent or any of the Parent's other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables, and Permitted Investments.

               (m) Related Documents. The Seller shall not modify the terms of any policy or resolutions of its board of directors if such modification could have or result in a Material Adverse Effect.

                                   ARTICLE VI.

                          COLLECTIONS AND DISBURSEMENTS

               Section 6.01. Establishment of Accounts.

               (a) The Lockbox Accounts.

                   (i) The Seller has established with each Lockbox Account Bank one or more Lockbox Accounts. If a Cash Management Event shall have occurred and be continuing, the Administrative Agent may or, at the direction of the Requisite Purchasers, shall, without prior notice to the Seller, take exclusive dominion and control of each Lockbox Account and all monies, instruments and other property then or thereafter on deposit therein, and the Seller thereafter shall not make or cause to be made, nor shall the Seller thereafter have any ability to make or cause to be made, any withdrawals from any Lockbox Account except as provided in Section 6.01(c)(ii); provided, that the

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

     Administrative Agent shall promptly notify the Seller and each Rating Agency in writing of such action.

                 (ii) The Seller or the Servicer have instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Transferred Receivables, to make payments in respect thereof (A) by check or money order mailed to one or more lockboxes or post office boxes for which there is an effective and binding Lockbox Agreement (each a "Lockbox" and collectively the "Lockboxes") or (B) by wire transfer or moneygram directly to a Lockbox Account. The Seller and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Lockbox Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, each of the Seller and the Servicer shall deposit or cause to be deposited into a Lockbox Account all cash, checks, money orders or other proceeds of Transferred Receivables or Seller Collateral received by it other than in a Lockbox or Lockbox Account, in the form so received (with all necessary endorsements), not later than the close of business on the second Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent (for the benefit of the Purchasers, ratably, in accordance with their respective Capital Investments). Neither the Seller nor the Servicer shall make any deposits into a Lockbox or Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

                 (iii) If, for any reason, a Lockbox Account Agreement terminates or any Lockbox Account Bank fails to comply with its obligations under the Lockbox Account Agreement to which it is a party, then the Seller shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Lockbox Account maintained at any such Lockbox Account Bank to make all future payments to a new Lockbox Account in accordance with this Section 6.01(a)(iii). The Seller shall not close any such Lockbox Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Lockbox Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Lockbox Account Bank or with such new depositary institution substantially in the form of such Lockbox Account Agreement or that is satisfactory in all material respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Lockbox Account, such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Lockbox Account
     Bank), and (D) taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Lockbox Account to the Purchasers under Section 8.01 of this Agreement. Except as permitted by this Section 6.01(a), neither the Seller nor the Servicer shall open any new Lockbox or Lockbox Account without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

           (b) Deposit Account. The Seller has established with each Deposit Bank one or more Deposit Accounts, and each such Deposit Bank has executed a Deposit Account

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Agreement. If a Cash Management Event shall have occurred and be continuing, the Administrative Agent may or, at the direction of the Requisite Purchasers, shall, without prior notice to the Seller, take exclusive dominion and control of each Deposit Account and all monies, instruments and other property then or thereafter on deposit therein, and the Seller thereafter shall not make or cause to be made, nor shall the Seller thereafter have any ability to make or cause to be made, any withdrawals from any Deposit Account except as provided in Section 6.01(c)(ii); provided, that the Administrative Agent shall promptly notify the Seller and each Rating Agency in writing of such action.

                 (i) Neither the Seller nor the Servicer shall make any deposits into a Deposit Account except in accordance with the terms of this Agreement or any other Related Document.

                 (ii) If, for any reason, a Deposit Account Agreement terminates or any Deposit Bank fails to comply with its obligations under the Deposit Account Agreement to which it is a party, then the Seller and Servicer shall immediately stop depositing Collections into such Deposit Account. The Seller shall not close any such Deposit Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Deposit Bank or with a new depositary institution reasonably satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Deposit Bank or with such new depositary institution substantially in the form of such Deposit Account Agreement or that is satisfactory in all material respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Deposit Account, such new agreement shall become a Deposit Account Agreement and any new depositary institution shall become a Deposit Bank), and (D) taken all such action as the Administrative Agent shall reasonably require to grant and perfect a first priority Lien in such new Deposit Account to the Purchaser under Section 8.01 of this Agreement. Except as permitted by this Section 6.01(b), neither the Seller nor the Servicer shall open any new Deposit Account without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld.

           (c)   Agent's Account.

                 (i) Following the Cash Management Date, the Purchasers shall establish and maintain the Agent's Account with the Depositary. The Agent's Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

                 (ii) If the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), the Seller shall instruct each Lockbox Account Bank and Deposit Bank to transfer, and the Seller hereby grants the Administrative Agent the authority to instruct each such Lockbox Account Bank and Deposit Bank to transfer, on each Business Day in same day funds, all available funds in each Lockbox Account and Deposit Account to the Agent's Account, and the Seller shall

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
     cause each Lockbox Account Bank and Deposit Bank to make such transfer. The Purchasers, the Purchaser Agents and the Administrative Agent shall deposit into the Agent's Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables. On each Business Day prior to the Facility Termination Date the Administrative Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Agent's Account in the order of priority set forth in Section 6.04. On each Business Day from and after the Facility Termination Date, the Administrative Agent shall apply all amounts when received in the Agent's Account in the order of priority set forth in Section 6.06.

                 (iii) If, for any reason, the Depositary wishes to resign as depositary of the Agent's Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Purchasers. Neither the Purchasers nor the Administrative Agent shall close the Agent's Account unless (A) a new deposit account has been established with the Depositary, (B) the Purchasers and the Administrative Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Agent's Account for all purposes of this Agreement and the other Related Documents), and (C) the Purchasers and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Agent's Account to the Administrative Agent on behalf of the Purchasers.

           (d) Reserve Account. Following the Cash Management Date, the Administrative Agent shall establish and maintain the Reserve Account with the Depositary. The Reserve Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

           (e)   Distribution Center Consolidation.

                 (i) Notwithstanding anything in the foregoing Section 6.01 to the contrary, upon the occurrence of a Distribution Center Consolidation in which a BH2 Designated Distribution Center is being consolidated into an ARFC Designated Distribution Center and upon satisfaction of the related conditions precedent set forth in Section 8.13 of the Sale and Contribution Agreement (other than subsection (e) thereof), (A) the Seller shall deliver an amended and restated Schedule 4.01(q) to delete reference to the Reassigned Accounts, and (B) (1) the Seller shall transfer such Reassigned Accounts to the Originator or any other Person designated by the Originator, and the Seller shall request, and the Administrative Agent agrees, to terminate or assign (as requested by the Seller) any Lockbox Account Agreement or Deposit Account Agreement with respect to such Reassigned Accounts, or (2) the Seller and Administrative Agent shall take such other action with respect to the Reassigned Accounts as the Seller and Administrative Agent shall agree.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                 (ii) Upon the occurrence of a Distribution Center Consolidation in which an ARFC Designated Distribution Center is being consolidated into a BH2 Designated Distribution Center and upon satisfaction of the related conditions precedent set forth in Section 8.13 of the Sale and Contribution Agreement (other than subsection (d) thereof),
     (A) the Seller shall deliver an amended and restated Schedule 4.01(q) to reflect the Accounts of such ARFC Designated Distribution Center, and (B) the Seller shall (1) provide the Administrative Agent with satisfactory evidence that such Accounts have been transferred to the Seller, and deliver an executed Lockbox Account Agreement or Deposit Account Agreement, as applicable, with respect to each such Account or deliver an assignment of the account control agreement in effect with respect to the security interest of JPMorgan Chase and DFC in such Account, in form and substance satisfactory to the Administrative Agent, or (2) take such other action with respect to such Accounts as the Seller and the Administrative Agent shall agree.

           Section 6.02. Collections and Disbursement Procedures Prior to the Cash Management Date and During the Revolving Period.

           (a) On each Business Day prior to the Cash Management Date and during the Revolving Period, no later than 12:00 Noon (New York time):

                 (i) if, on the immediately preceding Business Day, the Administrative Agent shall have notified the Seller of any Purchase Excess, then the Seller shall pay an amount equal to any Purchase Excess to be applied in reduction of Aggregate Capital Investment, to the Purchasers ratably based on the amount of their respective Capital Investments; and

                 (ii) if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Aggregate Capital Investment of the Purchasers, then the Seller shall pay to the Purchasers, ratably based on the amount of their respective Capital Investments, an amount equal to the lesser of (A) the amount of such requested reduction of Aggregate Capital Investment and (B) such balance.

           (b) On each Settlement Date prior to the Cash Management Date and during the Revolving Period, as soon as practicable but in any event no later than 12:00 Noon (New York time), the Seller shall pay in the following priority:

                 (i) to the applicable Purchasers (or, if applicable, any Indemnified Person or Affected Party), ratably, in accordance with the Purchasers' respective Capital Investments, or with respect to clauses (C) and (D) below, in accordance with the amount owed, an amount equal to:

                       (A) the accrued and unpaid Daily Yield as of the end of the immediately preceding Settlement Period;

                       (B) the unpaid Accrued Purchaser Group Commitment Fee as of the end of the immediately preceding Settlement Period;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                       (C) all Additional Amounts incurred and payable to any
                 Affected Party as of the end of the immediately preceding Settlement Period;

                       (D) all other amounts accrued and payable under this
                 Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period to the extent not already paid; and

                       (E) if a Purchase Excess exists on such date, an amount
                 equal to such excess to the extent not already paid, to be applied in reduction of Aggregate Capital Investment; and

                 (ii)  to the Servicer on behalf of the Seller, an amount equal to its accrued and unpaid Servicing Fee as of the end of the immediately preceding Settlement Period.

           Section 6.03. Collections and Disbursement Procedures After the Cash Management Date and During the Revolving Period: Funding of Agent's Account. On and after the Cash Management Date, as soon as practicable, and in any event, no later than 12:00 Noon (New York time) on each Business Day:

           (a) the Administrative Agent, the Seller and the Servicer shall cause the Lockbox Account Banks and Deposit Banks to make the transfer to the Agent's Account required to be made on such Business Day pursuant to Section 6.01(c)(ii);

           (b) the Applicable Purchasers (or the related Purchaser Agent on its behalf) or the Administrative Agent shall deposit in the Agent's Account the amount, if any, required pursuant to Section 2.04(b)(i);

           (c) if on any Business Day the Seller is required to make other payments under this Agreement not previously retained out of Collections on Transferred Receivables (including Additional Amounts and Indemnified Amounts not previously paid), then the Seller shall deposit an amount equal to such payments in the Agent's Account;

           (d) if on the immediately preceding Business Day, a Collection on Transferred Receivables is to be adjusted pursuant to Section 3.2 of the Sale and Contribution Agreement, then the Seller shall deposit in the Agent's Account cash in the amount so received from the Originator for such payment;

           (e) if on any Business Day the Originator repurchases Transferred Receivables in connection with a Distribution Center Consolidation, then the Seller shall deposit in the Agent's Account cash in the amount so received from the Originator for such payment;

           (f) the Seller shall deposit cash in the Agent's Account in the amount equal to the Outstanding Balance of any Transferred Receivable the Seller elects to pay pursuant to the first proviso of Section 8.06(d);

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                 (g) if, on the immediately preceding Business Day, the Administrative Agent shall have notified the Seller of any Purchase Excess, then the Seller shall deposit cash in the amount of such Purchase Excess in the Agent's Account;

                 (h) if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Aggregate Capital Investment of the Purchasers, then the Seller shall deposit cash in the amount equal to the amount of such requested reduction of Aggregate Capital Investment;

                 (i) the Servicer shall deposit in the Agent's Account the Outstanding Balance of any Transferred Receivable the Servicer elects to pay pursuant to Section 7.04;

                 (j) if, on or before the second Business Day immediately preceding any Settlement Date, the Administrative Agent shall have notified the Seller of any Reserve Account Deficiency pursuant to Section 6.05(b), then the Seller shall deposit cash in the amount of such deficiency in the Agent's Account on such Settlement Date; and

                 (k) from and after the Facility Termination Date, the Administrative Agent shall transfer all amounts on deposit in the Reserve Account to the Agent's Account.

                 Section 6.04. Daily Disbursements From the Agent's Account After the Cash Management Date and During the Revolving Period. On each Business Day no later than 12:00 Noon (New York time) after the Cash Management Date and during the Revolving Period, and following the transfers made pursuant to
Section 6.03, the Administrative Agent shall disburse the amounts then on deposit in the Agent's Account and its related subaccounts in the following priority:

                 (a) to the Reserve Account the amount of any Reserve Account Deficiency deposited pursuant to Section 6.03(j);

                 (b)   to the Reserve Account an amount equal to the sum of:

                       (i)    Daily Yield;

                       (ii) the Yield Shortfall as of the immediately preceding Business Day;

                       (iii)  the Accrued Servicing Fee;

                       (iv) the Servicing Fee Shortfall as of the immediately preceding Business Day;

                       (v)    the Accrued Purchaser Group Commitment Fee; and

                       (vi) the Purchaser Group Commitment Fee Shortfall as of the immediately preceding Business Day;

                       (vii) to the Purchasers an amount equal to the deposits made in the Agent's Account pursuant to Section 6.03(c) and not otherwise disbursed pursuant to

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

           Section 6.04(a), to be disbursed based on the amounts owed, ratably to the applicable Purchasers;

                 (c) an amount equal to any Purchase Excess to be applied in reduction of Aggregate Capital Investment, to the Purchasers ratably based on the amount of their respective Capital Investments;

                 (d) if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Aggregate Capital Investment of the Purchasers, then to the Purchasers, ratably based on the amount of their respective Capital Investments, the lesser of (i) the amount of such requested reduction of Aggregate Capital Investment and (ii) such balance; and

                 (e) after the payment of each of the amounts listed in Sections 6.04(a), (b), (c) and (d), the Administrative Agent shall deposit in the Seller Account the balance of any amounts remaining after making the foregoing disbursements.

                 Section 6.05. Disbursements From the Reserve Account; Settlement Date Procedures; After the Cash Management Date and During the Revolving Period.

                 (a) On each Settlement Date after the Cash Management Date and during the Revolving Period, the amounts on deposit in the Reserve Account shall be disbursed or retained by the Administrative Agent in the following priority:

                       (i) to the applicable Purchasers (or, if applicable, any Indemnified Person or Affected Party), ratably, in accordance with the Purchasers' respective Capital Investments, or with respect to clauses
         (C) and (D) below, in accordance with the amount owed, an amount equal to:

                           (A) the accrued and unpaid Daily Yield as of the end of the immediately preceding Settlement Period;

                           (B) the unpaid Accrued Purchaser Group Commitment Fee as of the end of the immediately preceding Settlement Period;

                           (C) all Additional Amounts incurred and payable to any Affected Party as of the end of the immediately preceding Settlement Period;

                           (D) all other amounts accrued and payable under this Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period to the extent not already transferred pursuant to Section 6.04(b)(i); and

                           (E) if a Purchase Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.04(c), to be applied in reduction of Aggregate Capital Investment;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                       (ii) to the Servicer on behalf of the Seller, an amount equal to its accrued and unpaid Servicing Fee as of the end of the immediately preceding Settlement Period;

                       (iii) to be retained in the Reserve Account, an amount equal to the Accrued Monthly Yield, Accrued Purchaser Group Commitment Fee and Accrued Servicing Fee as of such date; and

                       (iv) to the Seller Account, the balance of any funds remaining after retaining or disbursing the foregoing amounts.

                 (b) No later than the second Business Day immediately preceding each Settlement Date, the Administrative Agent shall determine and notify the Seller of any Reserve Account Deficiency for the preceding Settlement Period, and the Seller shall on and after the Cash Management Date, deposit cash in the amount of such Reserve Account Deficiency to the Agent's Account pursuant to Section 6.03(j).

                 Section 6.06. Liquidation Settlement Procedures. On each Business Day from and after the Facility Termination Date until the Termination Date, the Administrative Agent shall, as soon as practicable, transfer all amounts then on deposit in the Reserve Account to the Agent's Account and shall transfer all amounts in the Agent's Account (including amounts transferred pursuant to Section 6.03(j) and amounts which are not allocable to the Purchaser Interests) in the following priority:

                 (a) if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

                 (b) to the Purchasers, ratably, in accordance with their respective Capital Investments, an amount equal to accrued and unpaid Daily Yield through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining each Purchaser's respective Capital Investment;

                 (c) to the Purchasers, ratably, in accordance with their respective Capital Investments, an amount equal to the unpaid Aggregate Capital Investment;

                 (d) to the Administrative Agent and to the Purchaser Agents, in each case, ratably, in accordance with the amount owed, an amount equal to accrued and unpaid Purchaser Group Commitment Fees;

                 (e) all Indemnified Amounts incurred and payable to any Indemnified Person; and

                 (f) to the extent not paid pursuant to Section 6.06(a), to the Servicer in an amount equal to the accrued and unpaid Servicing Fee; and

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          (g) to the Seller Account, the balance of any funds remaining after payment in full of all amounts set forth in this Section 6.06.

          Section 6.07. Investment of Funds in Accounts. To the extent uninvested amounts are on deposit in the Reserve Account on any given day during the Revolving Period, the Administrative Agent shall invest all such amounts in Permitted Investments selected by the Administrative Agent that mature no later than the immediately succeeding Settlement Date. From and after the Facility Termination Date, any investment of such amounts shall be solely at the discretion of the Administrative Agent, subject to the restrictions described above. All proceeds of any such investment shall be deposited upon receipt into the Reserve Account.

          Section 6.08. Termination Procedures.

          (a) On the earlier of (i) the first Business Day after the Facility Termination Date on which the Aggregate Capital Investment has been reduced to zero or (ii) the Final Purchase Date, if the obligations to be paid pursuant to
Section 6.06 have not been paid in full, the Seller shall immediately deposit in the Agent's Account an amount sufficient to make such payments in full.

          (b) On the Termination Date, all amounts on deposit in the Agent's Account and the Reserve Account shall be disbursed to the Seller and all ownership interests or Liens of the Purchasers (and their assignees and successors) in and to all Transferred Receivables and all Liens of the Purchasers and the Administrative Agent in and to the Seller Collateral shall be released by each Purchaser and the Administrative Agent. Such disbursement shall constitute the final payment to which the Seller is entitled pursuant to the terms of this Agreement, except to the extent that additional Collections are received by the Administrative Agent, any Purchaser or any Purchaser Agent, which Collections shall be promptly reported and remitted to the Seller or its designee. Upon such termination, the Administrative Agent shall promptly (a) execute and deliver UCC-3 termination statements to the Seller with respect to each UCC-1 financing statement filed in favor of the Administrative Agent or any Purchaser (or their assignees and successors) in connection with this Agreement,
(b) deliver written notice to all Lockbox Banks and Deposit Banks to remit to the Servicer (unless otherwise directed by the Seller all payments, remittances and other items that have been received by, or are maintained in, any Lockbox Bank, Lockbox, Lockbox Account or Deposit Bank and to follow thereafter all directions of the Servicer (unless otherwise directed by the Seller) with respect to the continuance of termination of such Lockboxes and Deposit Accounts and (c) promptly deliver to the Servicer (unless otherwise directed by the Seller) all Collections and all other funds, records or other property of Seller or the Servicer that may come, or have come, into the Administrative Agent's, any Purchaser Agent's or any Purchaser's (or their assignees and successors) custody or control.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                                  ARTICLE VII.

                               SERVICER PROVISIONS

          Section 7.01. Appointment of the Servicer. Each of the Conduit Purchasers and the Committed Purchasers hereby appoints the Servicer as its agent, and the Seller hereby acknowledges such appointment, to service the Transferred Receivables and enforce its rights and interests in and under each Transferred Receivable and the rights and interests under the Contract therefor as such rights and interests relate to such Transferred Receivable and to serve in such capacity until the termination of its responsibilities pursuant to Sections 9.02 or 11.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of the Requisite Purchasers and the Administrative Agent, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Purchasers, the Purchaser Agents and the Administrative Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

          Section 7.02. Duties and Responsibilities of the Servicer. Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (a) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time,
(b) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (c) are consistent with industry practice for the servicing of such Transferred Receivables.

          Section 7.03. Collections on Receivables.

          (a) (i) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder but is able to determine that such Collections have been received with respect to Transferred Receivables, the parties agree for purposes of this Agreement only that such Collections shall be deemed to have been received on such Transferred Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (A) prior to a Termination Event, on such Transferred Receivables as determined by the Servicer, and (B) from and after the occurrence of a Termination Event, on Eligible Receivables in the reverse order in which they were originated with respect to such Obligor. (ii) In the event that the Servicer is unable to determine the specific Receivables on which Collections have been received from the Obligor thereunder and is unable to determine whether such Collections have been received with respect to Transferred Receivables or with respect to ARFC Designated Receivables, the parties agree for purposes of this Agreement, the Sale and Contribution

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Agreement, the ASC/ARFC Purchase Agreement and the ARFC/JPMorgan Chase Purchase Agreement only that such Collections shall be allocated among such Receivables on a pro rata basis, based upon the outstanding balance of all Receivables in respect of such Obligor net of all Collections and discounts, and any other modifications, that reduce the Billed Amount of such Receivables.

          (b) If the Servicer determines that amounts unrelated to the Transferred Receivables (the "Unrelated Amounts") have been deposited in the Agent's Account pursuant to Section 6.03, then the Servicer shall provide written evidence thereof to the Purchasers, the Purchaser Agents and the Administrative Agent no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the Administrative Agent shall segregate the Unrelated Amounts, remit such amounts to the Seller, and the same shall not be deemed to constitute Collections on Transferred Receivables and shall not be subject to the provisions of this Agreement.

          Section 7.04. Authorization of the Servicer. Each of the Conduit Purchasers and the Committed Purchasers hereby authorizes the Servicer, and the Seller acknowledges such authorization, to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the ownership of the Purchaser Interests purchased by such Purchaser hereunder and the pledge of any Conduit Purchaser's Purchaser Interest by such Conduit Purchaser to a Program Support Provider pursuant to a Program Document, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing its name on checks and other instruments representing Collections on such Transferred Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Transferred Receivable and (b) after any Transferred Receivable becomes a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Transferred Receivable and the related rights under the Contract therefor as such rights relate to such Transferred Receivable and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the Originator could have done if it had continued to own such Transferred Receivable. The Originator, the Seller, the Administrative Agent, each Purchaser Agent and each Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, if a Cash Management Event (other than an event specified in clause (g) of the definition thereof) has occurred and is continuing, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator, the Parent or otherwise) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Administrative Agent deems necessary or advisable with respect thereto; provided, that in lieu of commencing any such action or taking other enforcement action, the Seller may direct the Servicer to pay on behalf of the Seller to the Applicable Purchaser, the Capital Investment with respect to its Purchaser Interest in such Transferred Receivable. In no event shall the Servicer be entitled to make any Affected Party a party to any Litigation without such Affected Party's express prior written consent, or to make the Seller a party to any Litigation without the Administrative Agent's consent.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          Section 7.05. Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in accordance with Sections 6.05 and 6.06. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

          Section 7.06. Representations and Warranties of the Servicer. To induce the Purchasers to purchase the Purchaser Interests and to take any action required to be performed by it hereunder, the Servicer represents and warrants to the Purchasers, the Purchaser Agents and the Administrative Agent, which representation and warranty shall survive the execution and delivery of this
Agreement:

          (a) Each of the representations and warranties of the Servicer (whether made by the Servicer in its capacity as the Originator or as the Servicer) contained in any Related Document is true and correct and, if made by the Servicer in its capacity as the Originator, applies with equal force to the Servicer in its capacity as the Servicer

          (b) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent the failure to so qualify would not have a Material Adverse Effect.

          (c) The execution, delivery and performance by the Servicer of this Agreement and the other documents to be delivered by it hereunder (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (1) the Servicer's charter or bylaws, (2) any material law, rule or regulation applicable to the Servicer, (3) any material contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property. This Agreement has been duly executed and delivered by the Servicer.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder.

          (e) This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (f) If the Servicer is the Originator or one of its Affiliates, each Monthly Report, Investment Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Servicer on behalf of the Seller or by or on

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
behalf of the Originator to the Administrative Agent, the Purchaser Agents or the Purchasers in connection with this Agreement is correct in all material respects as of its date or (except as otherwise disclosed to such Person at such time) as of the date so furnished, and no such document contains any untrue statement of a material fact or omits to state a fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

          (g) No proceeds of any purchase or reinvestment hereunder will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Seller does not own any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          Section 7.07. Covenants of the Servicer. The Servicer covenants and agrees that from and after the Closing Date and until the Termination Date:

          (a) Ownership of Transferred Receivables. The Servicer shall identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables have been sold or contributed to the Seller and, following the Purchase of Purchaser Interests in such Transferred Receivables under this Agreement, are subject to the interest of the Conduit Purchasers or Committed Purchasers, as applicable.

          (b) Compliance with Credit and Collection Policies. The Servicer shall comply in all respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not materially amend, waive or modify any term or provision of the Credit and Collection Policies without the prior written consent of the Administrative Agent.

          (c) Covenants in Other Related Documents. The Servicer shall perform, keep and observe all covenants applicable to it in its capacity as an Originator under the Sale and Contribution Agreement and the other Related Documents (including those covenants set forth in Sections 5.1 and 5.2 of the Sale and Contribution Agreement) and the Servicer hereby agrees to be bound by such covenants in its capacity as the Servicer hereunder for the benefit of the Purchasers, the Purchaser Agents and the Administrative Agent as if the same were set forth in full herein.

          (d) Servicer Information. The Servicer shall furnish to the Administrative Agent and the Purchaser Agents such information with respect to the Receivables (including, but not limited to, its procedures for selecting Transferred Receivables for sale, its procedures for segregating Transferred Receivables from Receivables other than Transferred Receivables, and its standards and procedures for selling goods or services on credit) as the Administrative Agent or the Purchaser Agents may reasonably request.

          Section 7.08. Reporting Requirements of the Servicer. If the Servicer is the Originator or one of its Affiliates, the Servicer hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers,

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
the Purchaser Agents and the Administrative Agent the financial statements, notices, and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

                                 ARTICLE VIII.

                           GRANT OF SECURITY INTERESTS

          Section 8.01. Seller's Grant of Security Interest. The parties hereto intend that each Purchase of Purchaser Interests to be made hereunder shall constitute a purchase and sale of undivided percentage ownership interests in the Transferred Receivables and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by any Purchaser or the Administrative Agent hereunder, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law. In such regard and, in any event, to secure the prompt and complete payment, performance and observance of all Seller Secured Obligations, and to induce the Conduit Purchasers and the Committed Purchasers to enter into this Agreement and perform the obligations required to be performed by it hereunder in accordance with the terms and conditions thereof, the Seller hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of itself, the Conduit Purchasers and the Committed Purchasers, a Lien upon and security interest in all of its right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Seller (including under any trade names, styles or derivations of the Seller), and regardless of where located (all of which being hereinafter collectively referred to as the "Seller Collateral"):

          (a)  all Transferred Receivables;

          (b) the Sale and Contribution Agreement, all Lockbox Account Agreements, Deposit Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Transferred Receivables (collectively, the "Seller Assigned Agreements"), including (i) all rights of the Seller to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto,
(iii) all claims of the Seller for damages or breach with respect thereto or for default thereunder, (iv) the right of the Seller to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder, and (v) all rights of the Seller in the Originator Collateral;

          (c) all of the following (collectively, the "Seller Account Collateral"):

               (i) the Lockbox Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Accounts, the Lockboxes or such funds,

               (ii) the Deposit Accounts and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts or such funds;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               (iii) the Agent's Account, the Reserve Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Agent's Account, the Reserve Account or such funds,

               (iv) all Investments from time to time of amounts in the Agent's Account and the Reserve Account, and all certificates, instruments and investment property, if any, from time to time representing or evidencing such Investments,

               (v) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Purchaser or any assignee or agent on behalf of any Purchaser in substitution for or in addition to any of the then existing Seller Account Collateral, and

               (vi) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Seller Account Collateral;

          (d) all other property that may from time to time hereafter be granted and pledged by the Seller or by any Person on its behalf under this Agreement, including any deposit with any Purchaser or the Administrative Agent of additional funds by the Seller; and

          (e) to the extent not otherwise included, all proceeds of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Seller Collateral (including proceeds that constitute property of the types described in Sections 8.01(a) through (d).

          Section 8.02. Seller's Certification. The Seller hereby certifies that
(a) the benefits of the representations, warranties and covenants of the Originator made to the Seller under the Sale and Contribution Agreement have been assigned as part of the Seller Collateral by the Seller to the Administrative Agent on behalf of the Purchasers hereunder; (b) the rights of the Seller under the Sale and Contribution Agreement to require payment of a Rejected Amount from the Originator may be enforced by the Purchasers and the Administrative Agent; and (c) the Sale and Contribution Agreement provides that the representations, warranties and covenants described in Sections 4.1, 4.2, 5.1, and 5.3 thereof, the indemnification and payment provisions of Article VII thereof and the provisions of Sections 6.1(o), 8.3 and 8.5 thereof shall survive the sale of the Purchaser Interests and the termination of the Sale and Contribution Agreement and this Agreement. The Seller hereby acknowledges that one or more Conduit Purchasers may have assigned to one or more Program Support Providers under one or more Program Documents the benefits of the representations, warranties and covenants certified in Section 8.02(a) to have been assigned to such Conduit Purchaser. Notwithstanding any provision in this Agreement to the contrary, the assignments and rights referred to in this
Section 8.02 that have been granted to the Purchasers, the Administrative Agent and their respective successors and assigns shall automatically and irrevocably be deemed to be released and reassigned to Seller upon the Termination Date.

          Section 8.03. Consent to Assignment. Each of the Seller and the Servicer acknowledges and consents to the grant by Redwood to the Collateral Agent of a Lien upon all

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
of Redwood's rights, title and interest in, to and under the Seller Collateral and acknowledges the rights of the Collateral Agent with respect to such Lien, and further acknowledges and consents that, upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event prior to a GE Capital Funding Event, the Collateral Agent shall be entitled to enforce the provisions of the Seller Assigned Agreements and shall be entitled to all the rights and remedies of Redwood thereunder. In addition, each of the Seller and the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Seller Assigned Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.

          Section 8.04. Delivery of Collateral. Other than as provided in
Section 5.01(d)(ii), all certificates or instruments representing or evidencing the Seller Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Seller Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Seller, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Seller Collateral.

          Section 8.05. Seller Remains Liable. It is expressly agreed by the Seller that, anything herein to the contrary notwithstanding, the Seller shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Seller Assigned Agreements and any other agreements constituting the Seller Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Purchasers, the Administrative Agent, the Redwood Secured Parties and the other Program Support Providers shall not have any obligation or liability under any such Transferred Receivables, Contracts or agreements by reason of or arising out of this Agreement or any Program Document or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent, Purchasers, any Redwood Secured Party or any other Program Support Provider of any payment relating thereto pursuant hereto or thereto. The exercise by any Purchaser or the Administrative Agent of any of its respective rights under this Agreement shall not release the Originator, the Seller or the Servicer from any of their respective duties or obligations under any such Transferred Receivables, Contracts or agreements. None of the Purchasers, the Administrative Agent, any Redwood Secured Party or any other Program Support Provider shall be required or obligated in any manner to perform or fulfill any of the obligations of the Originator, the Seller or the Servicer under or pursuant to any such Transferred Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Transferred Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          Section 8.06. Covenants of the Seller and the Servicer Regarding the Seller Collateral.

          (a) Offices and Records. The Seller shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(i) or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 14.15 shall have been taken with respect to the Seller Collateral. Each of the Seller and the Servicer shall, at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Seller Collateral and, with respect to the Servicer only, all of the Originator's Receivables, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. Each of the Seller and the Servicer shall mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Seller Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VIII and in accordance with Section 5.01(d)(ii). If a Termination Event has occurred and is continuing, at any time on the demand of the Administrative Agent or any Purchaser Agent, the Seller and the Servicer shall deliver and turn over such books and records to the Administrative Agent, such Purchaser Agent or its representatives, as applicable. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent or any Purchaser Agent, the Seller and the Servicer shall permit any representative of the Administrative Agent or such Purchaser Agent to inspect such books and records and shall provide photocopies thereof to the Administrative Agent or such Purchaser Agent as more specifically set forth in Section 8.06(b).

          (b) Access. Each of the Seller and the Servicer shall, at its own expense, during normal business hours, from time to time upon reasonable prior notice (except that no notice shall be required if an Incipient Termination Event or Termination Event has occurred and is continuing) as frequently as the Administrative Agent or any Purchaser Agent determines to be appropriate: (i) provide the Purchasers, the Purchaser Agents, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Seller Collateral, (ii) permit the Purchasers, the Purchaser Agents, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Purchasers, the Purchaser Agents and the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Seller Collateral (including Transferred Receivables that consist of chattel paper), (iv) permit the Purchasers, the Purchaser Agents and the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or the business, operations, properties, financial and other conditions of the Seller, the Originator or the Servicer with any of its officers, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants, (v) if an Incipient Termination Event or a Termination Event shall have occurred and be continuing then each of the Seller and the Servicer shall, at its

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
own expense, provide such access at all times and without advance notice, and
(vi) if a Cash Management Event (other than the events specified in clauses
(e)(i) and (g) in the definition thereof) shall have occurred and be continuing, the Originator shall provide the Purchasers, the Purchaser Agents and the Administrative Agent with access to its suppliers and customers; provided, that the Administrative Agent shall notify the Seller or Servicer, as the case may be, prior to any contact with its independent certified public accountants and shall give such Person the opportunity to participate in such discussions. Each of the Seller and the Servicer shall make available to the Administrative Agent, the Purchaser Agents and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent or any Purchaser Agent may request. Each of the Seller and the Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Seller or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Seller or the Servicer.

          (c) Communication with Accountants. Each of the Seller and the Servicer authorizes the Purchasers, the Purchaser Agents and the Administrative Agent to communicate directly with its independent certified public accountants in the circumstances permitted in Section 8.06(b) and authorizes and shall instruct those accountants and advisors to disclose and make available to the Purchasers, the Purchaser Agents and the Administrative Agent any and all financial statements, management letters, and other supporting financial documents, schedules and information relating to the Seller or the Servicer (including copies of any reports and documents required for submission in accordance with Section 5.02) with respect to its business, financial condition and other affairs; provided, that, the Administrative Agent, the Purchaser Agents and the Purchasers agree not to make photocopies of any management letter made available to them hereunder.

          (d) Collection of Transferred Receivables. Except as otherwise provided in this Section 8.06(d), the Servicer shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Seller under the Transferred Receivables, the Seller Assigned Agreements and any other Seller Collateral. In connection therewith, the Seller and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Seller Assigned Agreements and the other Seller Collateral; provided, that the Seller may, rather than having the Servicer commence any such action or taking any other enforcement action, at its option, elect to pay to the Applicable Purchaser (in accordance with its Purchaser Interests), the Outstanding Balance of any such Transferred Receivable; provided further, that if (i) the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), then the Administrative Agent may without prior notice to the Seller or the Servicer, exercise its rights and remedies with respect to the Lockbox Accounts and Deposit Accounts under Sections 6.01 and 6.03, and (ii) if the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), (caused by the occurrence and continuation of a Cash Management Event other than the events specified in clauses (e)(i) and (g) in the definition thereof), then the Administrative Agent may, without prior notice to the Seller or the Servicer, notify any Obligor under any Transferred Receivable or obligors under the Seller Assigned

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Agreements of the assignment of such Transferred Receivables or Seller Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Purchasers hereunder and direct that payments of all amounts due or to become due to the Seller thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and if a Termination Event has occurred and is continuing, at the sole cost and expense of the Seller and the Servicer, the Administrative Agent may enforce collection of any such Transferred Receivable or the Seller Assigned Agreements and adjust, settle or compromise the amount or payment thereof.

          (e) Performance of Seller Assigned Agreements. Each of the Seller and the Servicer shall (i) perform and observe in all material respects all the terms and provisions of the Seller Assigned Agreements to be performed or observed by it, maintain the Seller Assigned Agreements in full force and effect, enforce the Seller Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Seller Assigned Agreements as are permitted to be made by the Seller or the Servicer thereunder.

          Section 8.07. License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Seller hereby grants to the Administrative Agent on behalf of the Purchasers a license to use, without charge, the Seller's computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Seller Collateral, or any rights to any of the foregoing, in the advertising for sale, and selling any of the Seller Collateral, or exercising of any other remedies hereto, and the Seller agrees that the Seller's rights under all licenses and franchise agreements shall inure to the Administrative Agent's benefit (on behalf of the Purchasers). Except upon the occurrence and continuation of a Termination Event, the Administrative Agent and the Purchasers agree not to use any such license without giving the Seller notice.

                                  ARTICLE IX.

                               TERMINATION EVENTS

          Section 9.01. Termination Events. If any of the following events (each, a "Termination Event") shall occur (regardless of the reason therefor):

          (a) the Seller shall (i) fail to make any payment of any Seller Secured Obligation when due and payable and the same shall remain unremedied for two Business Days or more, (ii) fail to observe or perform any covenant or agreement contained in Sections 5.01(e), 5.01(g), 5.03(a) and 6.01 of this Agreement, or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
embodied in or covered by any other clause of this Section 9.01) and the same shall remain unremedied for two Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Seller;

          (b) a default or breach shall occur under any agreement, document or instrument to which any Bergen Entity, the Seller or the Servicer is a party or by which any such Person or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Debt (other than the Seller Secured Obligations) of any such Person which, except with respect to the Seller, is in excess of a principal amount of $25,000,000 in the aggregate, or
(ii) causes or permits any holder of such Debt or a trustee or agent to cause, such Debt, or a portion thereof which, except with respect to the Seller, is in excess of a principal amount of $25,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

          (c) a case or proceeding shall have been commenced against any Bergen Entity, any Significant Subsidiary, the Seller or the Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person;

          (d) any Bergen Entity, Significant Subsidiary, the Seller or the Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing;

          (e) (i) any Bergen Entity, the Seller or the Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its Debts as such Debts become due or (ii) the fair market value of the Originator's, the Servicer's or the Seller's liabilities exceeds the fair market value of its assets;

          (f) a final judgment or judgments for the payment of money in excess of $25,000,000 in the aggregate at any time outstanding shall be rendered against any Bergen Entity, any Affiliate of the Originator, or the Servicer and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay;

          (g) a judgment or order for the payment of money shall be rendered against the Seller and either (i) enforcement proceedings shall have been commenced upon any such judgment, or (ii) such judgment or order shall not have been vacated or dismissed within 30 days after such judgment or order is entered;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          (h) (i) any information contained in any Investment Base Certificate is untrue or incorrect in any respect, or, any information given with respect to Reserves in the Investment Base Certificate is not made in good faith and is not based on reasonable estimates (which reasonability is determined as of the date of such Investment Base Certificate), or (ii) any representation or warranty of the Originator or the Seller herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than an Investment Base Certificate) made or delivered by the Originator or the Seller to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; provided that a breach of any representation, warranty or covenant related to the Receivables shall not be deemed a breach to the extent such Receivable has been adjusted in accordance with Section 3.2 of the Sale and Contribution Agreement;

          (i) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien on any Receivables of the Originator or which otherwise materially adversely affects the financial condition of the Originator or the Parent's ability to perform as Servicer hereunder and (i) the amount secured by such Lien, as stated in such notice, is $5,000,000 or more or (ii) the amount secured by such Lien, as stated in such notice, is less than $5,000,000 and (A) such Lien has not been terminated, released or bonded within two (2) Business Days after the receipt of such notice by any Bergen Entity, provided, that any such bond shall effectively suspend such Governmental Authority's ability to enforce or execute on such Lien within ten (10) Business Days of receipt of such notice or (B) such Governmental Authority commences any enforcement action with respect to, or attempts to execute on, such Lien;

          (j) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Seller;

          (k) there shall have occurred any event which materially adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to originate Transferred Receivables of a credit quality, taken as a whole, which are at least of the credit quality of the Transferred Receivables, taken as a whole, in the initial Purchase;

          (l) a Material Adverse Effect has occurred since the Closing Date;

          (m) (i) the Originator shall fail to observe or perform any covenant or agreement contained in Sections 6.1(g), (h) or (i) of the Sale and Contribution Agreement, (ii) a default or breach shall occur under any provision of Sections 7.1 or 8.6 of the Sale and Contribution Agreement and the same shall remain unremedied for two Business Days or more after the occurrence thereof,
(iii) a default or breach shall occur under any other provision of the Sale and Contribution Agreement and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Seller or (iv) the Sale and Contribution Agreement shall for any reason cease to evidence the transfer to the Seller of the legal and equitable title to, and ownership of, the Transferred Receivables;

          (n) except as otherwise expressly provided herein, any Lockbox Account Agreement, Deposit Account Agreement or the Sale and Contribution Agreement shall have

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
been modified, amended or terminated without the prior written consent of the Purchasers and the Administrative Agent;

          (o)  an Event of Servicer Termination shall have occurred;

          (p) with respect to the Transferred Receivables, (i) prior to the Purchase of Purchaser Interests therein hereunder, the Seller shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in such Transferred Receivables or (ii) after the Purchase of Purchaser Interests hereunder, the Administrative Agent (on behalf of the Purchasers) shall cease to hold either (A) valid and properly perfected title to and sole record and beneficial ownership in such Transferred Receivables or (B) a first priority, perfected Lien in such Transferred Receivables and the Seller Collateral;

          (q) the Parent shall fail to own and control, directly or indirectly, 100% of the outstanding voting stock of the Seller and the Originator;

          (r) any of the following events shall occur with respect to any Pension Plan:

               (i) the institution of any steps by the Originator, any of its ERISA Affiliates or any other Person to terminate a Pension Plan if, as a result of such termination, the Originator or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in excess of $5,000,000 in the aggregate for all such contributions, liabilities and obligations; or

               (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

          (s) the Seller shall amend its bylaws or its certificate or articles of incorporation without the express prior written consent of the Purchasers and the Administrative Agent;

          (t)  BHI shall have received an Election Notice pursuant to Section
2.1 of the Sale and Contribution Agreement;

          (u) (i) the Default Ratio shall exceed 6.75%; (ii) the Delinquency Ratio shall exceed 3.75%; (iii) the Three Month Rolling Dilution Ratio shall exceed 6.0%; (iv) the Receivables Collection Turnover shall exceed 20 days; or
(v) the Seller's Net Worth Percentage is less than 5.0%;

          (v) any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Bergen Entity or any party to such document or the Seller shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          (w) any "Termination Event" or "Servicing Default" shall occur under the ARFC/JPMorgan Chase Purchase Agreement;

          (x) AmeriSourceBergen Drug or any of its Consolidated Subsidiaries shall fail to pay any Debt in excess of $10,000,000 of AmerisourceBergen Drug or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or a final court decision of $10,000,000 or more shall be rendered against AmerisourceBergen Drug or any of its Consolidated Subsidiaries and (i) such amount remains unpaid and (ii) AmerisourceBergen Drug or the relevant Consolidated Subsidiary does not, in good faith, contest such decision within the relevant statutory period;

          (y) a case or proceeding shall have been commenced against ARFC seeking a decree or order in respect of ARFC (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for ARFC or for any substantial part of ARFC's assets, or (iii) ordering the winding-up or liquidation of the affairs of ARFC;

          (z) ARFC shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for ARFC or for any substantial part of ARFC's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

          (aa) any breach by JPMorgan Chase shall have occurred and be continuing under the Third Amendment Intercreditor Agreement;

then, and in any such event, the Administrative Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, that the Facility Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 9.01(c), (d), (e), (t), (y) or (z) or (ii) three days after the occurrence of the Termination Event described in Section 9.01(a)(i) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller.

          Section 9.02. Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur (regardless of the reason therefor):

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          (a) the Servicer shall fail or neglect to perform, keep or observe any provision of this Agreement or the other Related Documents (whether in its capacity as the Originator or the Servicer) and the same shall remain unremedied for three (3) Business Days or more after written notice thereof shall have been given by the Purchasers, the Purchaser Agents or the Administrative Agent to the Servicer;

          (b) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate made or delivered by the Servicer to the Purchasers, the Purchaser Agents or the Administrative Agent hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; provided that a breach of any representation, warranty or covenant related to the Receivables shall not be deemed a breach to the extent such Receivable has been adjusted in accordance with Section 3.2 of the Sale and Contribution Agreement;

          (c) a Termination Event shall have occurred and is continuing or this Agreement shall have been terminated;

          (d) the Seller's board of directors shall have determined that it is in the best interests of the Seller to terminate the duties of the Servicer hereunder and shall have given the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent at least 30 days' written notice thereof;

          (e) (i) the Servicer shall assign or purport to assign any of its obligations hereunder or under the Sale and Contribution Agreement without the prior written consent of the Administrative Agent and the Purchaser Agents or
(ii) the Administrative Agent shall have determined (A) that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables, taken as a whole, or to otherwise perform hereunder has occurred or (B) in its reasonable judgment that a material deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that is material; or

          (f) there shall have occurred any event which materially and adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to distinguish between BH2 Designated Receivables and ARFC Designated Receivables or to segregate collections relating to ARFC Designated Receivables from Collections relating to BH2 Designated Receivables;

then, and in any such event, any Purchaser may, by delivery of a Servicer Termination Notice to the Seller and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement and the Sale and Contribution Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

                                   ARTICLE X.

                                    REMEDIES

          Section 10.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Administrative Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to Section 9.01, then the Administrative Agent may or, at the direction of the Requisite Purchasers, shall exercise in respect of the Seller Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Seller Secured Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may, or at the direction of the Requisite Purchasers shall, take the following actions:

          (a) The Administrative Agent may, without notice to the Seller except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Seller from the Agent's Account, any Lockbox Account, Deposit Account, the Reserve Account or any part of such accounts in accordance with the priorities set forth in Sections 6.06 and 6.08 against all or any part of the Seller Secured Obligations.

          (b) The Administrative Agent may, without notice except as specified below, solicit and, with the consent of the Purchasers, accept bids for and sell the Seller Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of the Purchasers', or Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Seller's premises or elsewhere and shall have the right to use any of the Seller's premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Seller agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Seller Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Seller in and to the Seller Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Originator, the Seller, any Person claiming the Seller Collateral sold through the Originator or the Seller, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Agent's Account and such proceeds shall be disbursed in accordance with Section 6.06.

          (c) Upon the completion of any sale under Section 10.01(b), the Seller or the Servicer shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Seller Collateral sold on such date, but in any event full title and right of

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Seller shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

          (d) At any sale under Section 10.01(b), the Purchasers, the Purchaser Agents, the Administrative Agent, the Redwood Secured Parties or any other Program Support Provider may bid for and purchase the property offered for sale, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

          (e) The Administrative Agent may exercise, at the sole cost and expense of the Seller, any and all rights and remedies of the Seller under or in connection with the Seller Assigned Agreements or the other Seller Collateral, including any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provisions of, the Seller Assigned Agreements.

          Section 10.02. Exercise of Remedies. No failure or delay on the part of the Administrative Agent in exercising any right, power or privilege under this Agreement and no course of dealing between the Originator, the Seller, or the Servicer, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

          Section 10.03. Power of Attorney. On the Closing Date, each of the Seller and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 10.03 (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Seller Secured Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Purchaser's Liens upon and interests in the Seller Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent's officers, directors, employees, agents or representatives shall be responsible to the Seller or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          Section 10.04. Continuing Security Interest. This Agreement shall create a continuing Lien in the Seller Collateral until the conditions to the release of the Liens of the Purchasers and the Administrative Agent thereon set forth in Section 6.08(b) have been satisfied.

                                  ARTICLE XI.

                          SUCCESSOR SERVICER PROVISIONS

          Section 11.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) (i) the performance of its duties hereunder has become impermissible under applicable law or regulation and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law or (b) the Servicing Fee has not been paid within 90 days of the date due. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer's Certificate to such effect, in each case delivered to the Purchasers, the Purchaser Agents and the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

          Section 11.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 9.02 or 11.01, the Administrative Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not the obligations of the Servicer set forth in Section 12.02) under this Agreement (and except that the Administrative Agent makes no representations and warranties pursuant to Section 4.02) and (b) may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and the Purchaser Agents and shall have satisfied the Rating Agency Condition in respect thereof (and, if such resignation is pursuant to Section 11.01(a) and no Incipient Termination Event or Termination Event has occurred and is continuing, subject to the consent of the Seller, not to be unreasonably withheld) and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Administrative Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Administrative Agent and the Purchaser Agents an instrument in form and substance acceptable to the Administrative Agent.

          Section 11.03. Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

          (a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each Purchaser and the Administrative Agent and, without limiting the generality

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
of the foregoing, shall timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Agent's Account and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

          Section 11.04. Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Seller, the Purchasers, the Purchaser Agents, or the Administrative Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                  ARTICLE XII.

                                 INDEMNIFICATION

          Section 12.01. Indemnities by the Seller.

          (a) Without limiting any other rights that the Purchasers, the Administrative Agent, the Liquidity Agents, the Liquidity Lenders, any other Program Support Providers, or any of their respective officers, directors, employees, attorneys, agents or representatives (each, an "Indemnified Person") may have hereunder or under applicable law, the Seller hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Seller shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results solely from (i) with respect to any Indemnified Person other than the Conduit Purchasers, such Indemnified Person's gross negligence or (ii) with respect to any Indemnified Person, such Indemnified Person's willful misconduct, in each case as finally determined by a court of competent jurisdiction or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, the Seller shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

              (i) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Seller pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation; or

               (iii) (A) the failure to vest and maintain vested in the Seller valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim, (B) the failure to vest and maintain vested in the Purchasers valid and properly perfected title and sole record and beneficial ownership of the Purchaser Interests, (C) the failure to maintain or transfer to the Purchasers a first, priority, perfected Lien in the Seller Collateral and (D) the failure to maintain or transfer to the Administrative Agent a first priority, perfected Lien therein;

               (iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy to the payment of any Transferred Receivable that is the subject of a Purchase hereunder (including a defense based on such Transferred Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Transferred Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Transferred Receivable (if such collection activities were performed by any Bergen Entity or any of its Affiliates acting as the Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of any Indemnified Person;

               (v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

               (vi) the commingling of Collections with respect to Transferred Receivables by the Seller at any time with its other funds or the funds of any other Person;

               (vii) any failure by the Seller to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Purchase hereunder, whether at the time of any such Purchase or at any subsequent time except to the extent such delay or failure is caused solely by the Administrative Agent; or

               (viii) any failure of a Bank to comply with the terms of the applicable Lockbox Account Agreement or Deposit Account Agreement.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.01 not paid in accordance with Article VI shall be paid by the Seller to the Indemnified Person entitled thereto within five Business Days following demand therefor.

          Section 12.02. Indemnities by the Servicer.

          (a) Without limiting any other rights that an Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of any breach by the Servicer (solely in its capacity as Servicer) of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results solely from (i) with respect to any Indemnified Person other than the Conduit Purchaser, such Indemnified Person's gross negligence or (ii) with respect to any Indemnified Person, such Indemnified Person's willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) (solely in its capacity as Servicer) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Servicer (solely in its capacity as Servicer) pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

               (ii) the failure by the Servicer (solely in its capacity as Servicer) to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to the servicing of any Transferred Receivable;

               (iii) the imposition of any Adverse Claim with respect to any Transferred Receivable or the Seller Collateral as a result of any action taken by the Servicer hereunder; or

               (iv) the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.02 not paid in accordance with Article VI shall be paid by the Servicer to the Indemnified Person entitled thereto within five Business Days following demand therefor.

               Section 12.03. Limitation of Damages; Indemnified Persons. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                                 ARTICLE XIII.

                                     AGENTS

          Section 13.01. Authorization and Action.

          (a) Each Purchaser and Purchaser Agent hereby irrevocably appoints GE Capital as the Administrative Agent, to take such action and carry out such functions under this Agreement as are authorized to be performed by the Administrative Agent pursuant to the terms of this Agreement or any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 13.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

          (b) Each Purchaser hereby irrevocably appoints the respective Person identified as the Purchaser Agent for such Purchaser's Purchaser Group on the signature pages to this Agreement, or on the signature pages to such Purchaser's Assignment Agreement or RPSA Supplement Agreement, as the case may be, to take such action and carry out such functions under this Agreement as are authorized to be performed by a Purchaser Agent pursuant to the terms of this Agreement or any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of a Purchaser Agent hereunder shall be determined solely by the express provisions of this Agreement, and any permissive rights of the Purchaser Agents hereunder shall not be construed as a duty.

          Section 13.02. Reliance.

          (a) None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller, the Servicer, the Purchaser Agents, the Conduit Purchasers and the Committed Purchasers hereby acknowledge and agree that the Administrative Agent (i) acts as agent hereunder for the Conduit Purchasers, the Committed Purchasers and the Purchaser Agents and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions), the Servicer or the Originator, (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
advice of such counsel, accountants or experts, (iii) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or the other Related Documents on the part of the Seller, the Servicer, the Purchaser Agents, the Conduit Purchasers or the Committed Purchasers or to inspect the property (including the books and records) of the Seller, the Servicer, the Purchaser Agents, the Conduit Purchasers or the Committed Purchasers, (v) shall not be responsible to the Seller, the Servicer, any Purchaser Agent or any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (vi) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (vii) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters. Notwithstanding the foregoing, the Administrative Agent acknowledges that it has a duty to transfer funds between and among the Accounts and the Agent's Account, and make investments of funds on deposit in the Reserve Account, in accordance with
Article VI and the instructions of the Servicer.

          (b) None of the Purchaser Agents, any of their respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller, the Servicer, the Administrative Agent, the Purchaser Agents, the Conduit Purchasers and the Committed Purchasers hereby acknowledge and agree that each Purchaser Agent acts as agent hereunder for its related Conduit Purchasers and Committed Purchasers and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller, the Servicer, the Originator, any Purchaser other than its Related Purchasers, any other Purchaser Agent or the Administrative Agent.

          (c) Unless otherwise specified in particular provisions of this Agreement, each Purchaser Agent and the Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under any Related Document unless it shall first receive such advise or concurrence of all or any of the Purchasers (or in the case of any Purchaser Agent, the Related Purchasers having a majority of their Group Commitment), and assurance of its indemnification, as it deems appropriate. Unless otherwise specified in particular provisions of this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under and as permitted by this Agreement in accordance with the request of the Requisite Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrative Agent and the Purchaser Agents. The Purchasers within each Purchaser Group with a majority of the Group Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under and as permitted by this Agreement on behalf of such

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchaser Agent's Related Purchasers.

          Section 13.03. Notice of Termination Events. None of the Purchaser Agents nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Incipient Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Incipient Termination Event has occurred hereunder and describing such Termination Event or Incipient Termination Event. In the event that the Administrative Agent receives a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrative Agent), it shall promptly given notice thereof to the Administrative Agent and to its Related Purchasers. The Administrative Agent shall (a) to the extent so directed in writing by any Purchaser upon the occurrence and during the continuation of a Termination Event, declare the Facility Termination Date to have occurred, and (b) take such other action concerning a Termination Event or Incipient Termination Event as may be directed by the Requisite Purchasers, but until the Administrative Agent receives such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Purchasers and Purchaser Agents.

          Section 13.04. Nonreliance on Administrative Agent, Purchaser Agents, Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrative Agent, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, the Servicer or the Originator shall be deemed to constitute any representation or warranty by the Administrative Agent or such Purchaser Agent. Each Purchaser represents and warrants to the Administrative Agent and the Purchaser Agents that, independently and without reliance upon the Administrative Agent, the Purchaser Agents, or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer, the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Related Document. Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, the Servicer, the Originator or any of their respective Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          Section 13.05. Indemnification. Each Purchaser Group hereby agrees to indemnify and hold harmless the Administrative Agent (solely in its capacity as Administrative Agent) and its officers, directors, employees, attorneys, agents or representatives (to the extent such amounts are not reimbursed by the Seller, the Servicer or the Originator, and without limiting the obligations of the Seller, the Servicer or the Originator to do so), ratably, in

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
accordance with its Pro Rata Share, from and against any and all Indemnified Amounts (including amounts payable under Section 14.04) that may be claimed or asserted against or incurred by any such Person in connection with or arising out of transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided that the Purchaser Groups shall not be liable for any indemnification to any such Person to the extent that any such Indemnified Amount results solely from such Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          Section 13.06. Successor Agents. The Administrative Agent may, upon thirty days notice to the Seller, each Purchaser and each Purchaser Agent, resign as Administrative Agent. Such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Related Documents. After any retiring Administrative Agent's resignation hereunder, the provisions of Article XII and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. Each Purchaser Agent and its Related Purchasers shall agree among themselves as to the circumstances and procedures for removal, resignation and replacement of the Purchaser Agents.

          Section 13.07. GE Capital and Affiliates; Purchaser Agent and Affiliates. GE Capital and its Affiliates and each Purchaser Agent and its Affiliates may generally engage in any kind of business with any Obligor, the Originator, the Seller, the Servicer, the Administrative Agent, the Conduit Purchasers or the Committed Purchasers, the Purchaser Agents, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and each Person who is a Purchaser Agent hereunder were not a Purchaser Agent and without the duty to account therefor to any Obligor, the Originator, the Seller, the Servicer, the Administrative Agent, any Purchaser Agent, any Purchaser or any other Person.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

          Section 14.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Conduit Purchaser, Committed Purchaser, Purchaser Agent or the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

          Section 14.02. Binding Effect; Assignability.

          (a) General. This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents and the Administrative Agent and their respective successors and permitted assigns. Neither the Seller nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Seller or the Servicer without the prior express written consent of the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents and the Administrative Agent shall be void.

          (b)  Assignments by the Committed Purchasers.

               (i) Any Committed Purchaser may, at any time, assign any of its rights and obligations hereunder or interests herein to any Person pursuant to an Assignment Agreement substantially in the form of Exhibit 14.02(b) hereto with any changes as have been approved by the parties thereto, and, as applicable, a supplement to the relevant Program Documents in form satisfactory to the applicable Purchasers and the related Purchaser Agent; provided, that (A) any assignment shall be an assignment of an identical percentage of the assignor Committed Purchaser's Capital Investment and its Commitment hereunder and, as applicable, under the relevant Program Documents; (B) any assignment shall not be less than $25,000,000; (C) prior to the occurrence of a Termination Event, such assignment is subject to the prior written consent of the Seller as to the assignee Committed Purchaser (which consent will not be unreasonably withheld); and (D) the assignee Committed Purchaser has (1) in the case of the assignor Committed Purchaser who is GECC, a short-term debt rating of at least A-1+ by S&P and P-1 by Moody's and (2) in the case of all other assignor Committed Purchasers, a short-term

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
     debt rating of at least A-1 by S&P and P-1 by Moody's. In connection with any Assignment Agreement entered into by a Committed Purchaser in accordance with this Section, the Conduit Purchaser related to such assignor Committed Purchaser shall be permitted to assign all or a portion of its rights and obligations under this Agreement to the commercial paper conduit related to such assignee Committed Purchaser pursuant to Section 14.02(c)(i). Any such assignee Committed Purchaser may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Purchaser Interests and the Seller Collateral and any rights it may have to exercise remedies hereunder), in each case without the consent of the Originator or the Servicer but subject to the requirements of this Agreement. Notwithstanding the foregoing, the Committed Purchaser who is GE Capital may not assign its rights and obligations hereunder or interests herein to the extent that such assignment would reduce such Committed Purchaser's Commitment hereunder below $200,000,000. Upon execution and delivery to the Administrative Agent and to the related Conduit Purchaser of the Assignment Agreement and, as applicable, to the relevant Purchaser Agent of the supplement to the relevant Program Documents, and payment by the assignee Committed Purchaser to the assignor Committed Purchaser of the agreed purchase price, if any, to the extent of such assignment such assignor Committed Purchaser shall be released from its future obligations hereunder and, as applicable, under the relevant Program Documents, and such assignee Committed Purchaser shall for all purposes be a Committed Purchaser, as applicable, and shall have all the rights and obligations of such a Purchaser hereunder to the same extent as if it were an original party hereto and, as applicable, to the relevant Program Documents. The Seller acknowledges and agrees that, upon any such assignment, the assignee Committed Purchaser thereof may enforce directly, without joinder of any Purchaser, all of the obligations of the Seller hereunder. Any Assignment Agreement shall be an amendment hereof only to the extent necessary to reflect the addition of the assignee Committed Purchaser as a Committed Purchaser, any resulting adjustment of the assignor Committed Purchaser's Commitment and Capital Investment, as applicable, and any terms specific to such assignee Committed Purchaser or its Purchaser Group as set forth on
     Schedule I to the Assignment Agreement.

               (ii) If any Committed Purchaser shall (A) petition the Seller for any amounts under Section 2.10 or (B) cease to have a short-term debt rating of the level required by such Committed Purchaser's securitization program (as used in this Section, a "replaced Committed Purchaser"), the related Purchaser Agent or the Administrative Agent may designate a replacement financial institution (as used in this Section, a "replacement Committed Purchaser"), to which such replaced Committed Purchaser shall, subject to its receipt of an amount equal to the aggregate outstanding principal balance of its Capital Investment and accrued and unpaid Daily Yield thereon (and, if applicable, its receipt of all amounts claimed under Section 2.10) promptly assign all of its rights, obligations and Commitment hereunder, together with all of its right, title and interest in, to, and under the Purchaser Interest allocable to it, to the replacement Committed Purchaser in accordance with Section 14.02(b) above.

          (c)  Assignments by the Conduit Purchasers.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

               (i) Any Conduit Purchaser may, at any time, assign any of its rights and obligations hereunder or interests herein to any Person pursuant to an Assignment Agreement substantially in the form of Exhibit 14.02(b) hereto with any changes as have been approved by the parties thereto, and, as applicable, a supplement to the relevant Program Documents in form satisfactory to the applicable Purchasers and their related Purchaser Agent; provided, that (A) any assignment shall not be less than $25,000,000; (B) prior to the occurrence of a Termination Event, such assignment is subject to the prior written consent of the Seller as to the assignee Conduit Purchaser (which consent will not be unreasonably withheld); and (C) the assignee Conduit Purchaser has a short-term debt rating of at least A-1 by S&P and P-1 by Moody's. Any such assignee Conduit Purchaser may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Purchaser Interests and the Seller Collateral and any rights it may have to exercise remedies hereunder), in each case without the consent of the Originator or the Servicer but subject to the requirements of this Agreement. Upon execution and delivery to the Administrative Agent and to the related Committed Purchaser of the Assignment Agreement and, as applicable, to the relevant Purchaser Agent of the supplement to the relevant Program Documents, and payment by the assignee Conduit Purchaser to the assignor Conduit Purchaser of the agreed purchase price, to the extent of such assignment such assignor Conduit Purchaser shall be released from its future obligations hereunder and, as applicable, under the relevant Program Documents, and (1) the related administrative or managing agent for such assignee Conduit Purchaser will act as the Purchaser Agent for such Conduit Purchaser hereunder; (2) such assignee Conduit Purchaser shall for all purposes be a Committed Purchaser, as applicable, and shall have all the rights and obligations of such a Purchaser hereunder to the same extent as if it were an original party hereto and, as applicable, to the relevant Program Documents, and such assignee Conduit Purchaser's related Program Support Providers shall have the benefit of all of the rights and protections provided to such Program Support Providers herein and in the other Transaction Documents; and (3) all distributions to the assignor Conduit Purchaser hereunder with respect to the assigned portion of the Conduit Purchaser's Purchaser Interest shall be made to the assignee Conduit Purchaser. The Seller acknowledges and agrees that, upon any such assignment, the assignee Conduit Purchaser thereof may enforce directly, without joinder of any Purchaser, all of the obligations of the Seller hereunder. Any Assignment Agreement shall be an amendment hereof only to the extent necessary to reflect the addition of the assignee Conduit Purchaser as a Conduit Purchaser, any resulting adjustment of the assignor Conduit Purchaser's Capital Investment, and any terms specific to such assignee Conduit Purchaser or its Purchaser Group as set forth on Schedule I to the Assignment Agreement.

               (ii) The Seller hereby acknowledges and consents to any assignment, grant of security interest, or other transfers of any portion of, or any of its beneficial interest in, the Purchaser Interest (or any portion thereof) by a Conduit Purchaser, including, without limitation, to its related Committed Purchaser, any Program Support Provider, any Liquidity Lender or any collateral agent in connection with the Program Documents. The Seller hereby specifically acknowledges that in accordance with the provisions of the LAPA, on the day of the GE Capital Funding Event, (A) the Committed Purchaser who is GE Capital may purchase from the Conduit Purchaser who is Redwood

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
     all or any part of the Purchaser Interests sold by the Seller hereunder on each Purchase Date prior to the GE Capital Funding Event, and (B) such Conduit Purchaser may assign all or any part of its rights and interest in the Seller Collateral to such Committed Purchaser. The Seller hereby specifically consents to the assignment by the Conduit Purchaser who is Redwood of its rights hereunder to the Collateral Agent.

          Section 14.03. Termination; Survival of Seller Secured Obligations Upon Facility Termination Date.

          (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

          (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Seller or the rights of any Affected Party relating to any unpaid portion of the Seller Secured Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Seller or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Seller or the Servicer pursuant to Article IV, the indemnification and payment provisions of Article XII and Sections 14.04, 14.05 and 14.06 shall be continuing and shall survive the Termination Date.

          Section 14.04. Costs, Expenses and Taxes. (a) The Seller shall reimburse each Purchaser, each Purchaser Agent and the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents including the Purchasers', the Purchaser Agents' and Administrative Agent's reasonable fees and expenses of all of special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith; provided that the Seller's obligations to pay certain of such costs and expenses shall be subject to the limitations set forth in the Purchaser Group Fee Letters. The Seller shall reimburse the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents and the Administrative Agent for all reasonable fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

               (i) the forwarding to the Seller or any other Person on behalf of the Seller by any Purchaser of any payments for Purchases made by it hereunder;

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

          (ii) any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;

          (iii) any Litigation, contest or dispute (whether instituted by the Seller, the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Seller Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Seller or any other Person that may be obligated to the Purchasers, the Purchaser Agents or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events, except to the extent that such Litigation, contest or dispute results solely from (i) with respect to any Indemnified Person other than the Conduit Purchasers, gross negligence of such Indemnified Person, or (ii) willful misconduct of such Indemnified Person, in each case as finally determined by a court of competent jurisdiction;

          (iv) any attempt to enforce any remedies of the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents or the Administrative Agent against the Seller or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

          (v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

          (vi) following a Cash Management Event, efforts to (A) monitor the Purchases or any of the Seller Secured Obligations and (B) evaluate, observe or assess the Originator, the Seller or the Servicer or their respective affairs;

          (vii) efforts to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Seller Collateral provided, that any efforts conducted as part of the audits permitted pursuant to Section 5.01(c) shall be subject to the limitations set forth in the Purchaser Group Fee Letters;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees reasonably incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 14.04, all of which shall be payable, on demand, by the Seller to the Conduit Purchasers, the Committed Purchasers or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          (b) In addition, the Seller shall pay on demand any and all stamp, sales, excise and other Indemnified Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Seller agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

          Section 14.05. Confidentiality.

          (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent and the Purchaser Agents shall otherwise consent in writing, the Seller and the Servicer each agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

          (b) The Seller and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Seller or the Servicer, as applicable, shall consult with the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents and the Administrative Agent prior to the issuance of such news release or public announcement. The Seller may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

          (c) Each of the Administrative Agent, the Purchaser Agents and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (a) to (i) each Affected Party and (ii) its and each Affected Party's and their respective Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
any Rating Agency, any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Company with an opportunity to request confidential treatment from such regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (g) with the consent of the Seller or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Seller or any Bergen Entity or (ii) becomes available to the Administrative Agent, any Purchaser Agent or any Purchaser on a nonconfidential basis from a source other than the Seller or a Bergen Entity. For the purposes of this Section, "Information" means all information received from the Seller and Servicer relating to the Seller, Servicer any Bergen Entity or their businesses (including the Contracts relating to the Transferred Receivables), other than any such information that is available to Administrative Agent, any Purchaser Agent or any Purchaser on a nonconfidential basis prior to disclosure by Seller or Servicer; provided that, in the case of information received from Seller or Servicer after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 14.06. No Proceedings. Each of the Seller and the Servicer hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against the Conduit Purchasers or the Committed Purchasers any proceeding of the type referred to in Sections 9.01(c) and 9.01(d). This Section 14.06 shall survive the termination of this Agreement.

     Section 14.07. Reaffirmation; Complete Agreement; Modification of Agreement. The Seller hereby reaffirms its assignment, conveyance, pledge, hypothecation and transfer of a Lien upon and security interest in the Seller Collateral pursuant to Section 8.01 of the Predecessor Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter here of and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in
Section 14.08.

     Section 14.08. Amendments and Waivers.

     (a) No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Seller or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Purchasers, the Administrative Agent, the Seller and the Servicer; provided, that (i) the Administrative Agent shall notify each of the Rating Agencies

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
concurrently with the execution of any amendment to any provision of this Agreement or any of the other Related Documents, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Agreement or any of the other Related Documents that the Rating Agency Condition shall have been satisfied in respect thereof; provided, further, that no such amendment, modification, termination or waiver shall, without the consent of each affected Purchaser, (A) extend the date of payment on or deposit into the Agent's Account of Collections by the Seller or the Servicer, (B) reduce the rate or extend the payment of Daily Yield, (C) reduce any fees, including Purchaser Group Commitment Fees, payable pursuant to the applicable Purchaser Group Fee Letters, (D) change the amount of Capital Investment of any Purchaser (except as contemplated by Section 2.03(c)), any Purchaser's Pro Rata Share of the Purchaser Interests or any Committed Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of "Requisite Purchasers" or this Section 14.08, (F) change the definition of "Concentration Discount Amount", "Discount Reserve", "Eligible Receivable", "Investment Base", "Purchase Discount Rate", "Reserve", "Special Limit" or "Termination Event", (G) amend or modify any defined term (or any defined term used directly or indirectly in any such defined term) used in clauses (A) through (F) above in any manner that would circumvent the intention of the restrictions set forth in such clauses, or (H) otherwise materially affect the rights of any Purchaser or Purchaser Agent hereunder.

     (b) The Seller may, with the written consent of the Administrative Agent and each Purchaser, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) and, if such new Purchaser is a Committed Purchaser, increase the Maximum Purchase Limit by the amount of the Commitment of such new Committed Purchaser. Each new Purchaser (or Purchaser Group) shall become a party hereto by executing and delivering to the Administrative Agent and to the Seller an RPSA Supplement Agreement substantially in the form of Exhibit 14.08(b) hereto with any changes as have been approved by the parties thereto and the Administrative Agent. At such time, the new Purchaser shall for all purposes be a Conduit Purchaser, Committed Purchaser, and/or Purchaser Agent, as applicable, and shall have all the rights and obligations of such a Purchaser and/or Purchaser Agent, as applicable, hereunder to the same extent as if it were an original party hereto and, as applicable, to the relevant Program Documents. Any RPSA Supplement Agreement shall be an amendment hereof only to the extent necessary to reflect the addition of the new Person as a Conduit Purchaser, Committed Purchaser and/or Purchaser Agent, as applicable, any terms specific to such new Purchaser and/or Purchaser Agent as set forth on Schedule I to the RPSA Supplement Agreement, and any increase to the Maximum Purchase Limit associated with such RPSA Supplement Agreement.

     Section 14.09. No Waiver; Remedies. The failure by any Conduit Purchaser, the any Committed Purchaser, any Purchaser Agent or the Administrative Agent, at any time or times, to require strict performance by the Seller or the Servicer of any provision of this Agreement or any Purchase Assignment shall not waive, affect or diminish any right of any Purchaser or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Seller or the Servicer contained in this Agreement or any Purchase Assignment, and no breach or default by the Seller or the Servicer

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
hereunder or thereunder, shall be deemed to have been suspended or waived by any Purchaser, any Purchaser Agent or the Administrative Agent unless such waiver or suspension is by an instrument that is executed and delivered in accordance with
Section 14.08(a) hereof and is directed to the Seller or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of each Purchaser, each Purchaser Agent and the Administrative Agent under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Purchaser, Purchaser Agent and the Administrative Agent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Seller Collateral shall not be required.

     Section 14.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

     (a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY PURCHASER OR THE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE SELLER COLLATERAL OR ANY OTHER SECURITY FOR THE SELLER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE CONDUIT PURCHASERS, THE COMMITTED PURCHASERS, THE PURCHASER AGENTS OR THE ADMINISTRATIVE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 14.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     Section 14.12. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 14.13. Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     Section 14.14. Limited Recourse. The obligations of the Conduit Purchasers and the Committed Purchasers under this Agreement and ---------------- all Related Documents are solely the

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement
corporate obligations of each such Purchaser. No recourse shall be had for the payment of any amount owing in respect of Purchases or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of such Purchaser. Any accrued obligations owing by the Conduit Purchasers or the Committed Purchasers under this Agreement shall be payable by such Purchaser solely to the extent that funds are available therefor from time to time. The Conduit Purchasers shall not, and shall not be obligated to, pay any amount pursuant to the Related Documents unless (a) each such Conduit Purchaser has received funds which may be used to make such payment pursuant to the applicable Program Documents, and (b) after giving effect to such payment, either (A) each such Conduit Purchaser could issue Commercial Paper to refinance all outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) without violating the applicable Program Documents, or (B) all Commercial Paper is paid in full. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of such Conduit Purchaser for any insufficiency unless and until such Conduit Purchaser satisfies the provisions of such preceding sentence. This Section 14.14 shall survive the termination of this Agreement.

     Section 14.15. Further Assurances.

     (a) Each of the Seller and the Servicer shall, at its sole cost and expense, upon request of the Conduit Purchasers, the Committed Purchasers or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that the Conduit Purchasers, the Committed Purchasers or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Purchases made and the right, title and interests (including Liens) granted to such Purchaser under this Agreement, (ii) enable the Conduit Purchasers, the Committed Purchasers or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or
(iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Seller shall, upon request of the Conduit Purchasers and the Committed Purchasers or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that the Purchasers or the Administrative Agent may request to perfect, protect and preserve the Purchases made and the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing each Transferred Receivable (to the extent related to such Transferred Receivable) with a legend, acceptable to each Purchaser and the Administrative Agent evidencing that the Conduit Purchasers or the Committed Purchasers, as applicable, have purchased an undivided percentage ownership interest in all right and title thereto and interest therein as provided herein, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the sale of undivided percentage ownership interests in the Transferred Receivables effected hereunder.

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

     (b) Without limiting the generality of the foregoing, the Seller hereby authorizes the Conduit Purchaser, the Committed Purchaser and the Administrative Agent, and each of the Conduit Purchaser and the Committed Purchaser hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Seller Collateral without the signature of the Seller or, as applicable, the Conduit Purchaser or the Committed Purchaser, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Seller Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

     Section 14.16. Consent to Merger and Acknowledgement of Assignment. The Administrative Agent, the Purchasers and the Seller hereby consent to (a) the merger of Durr Fillauer Medical into Bergen Brunswig, with Bergen Brunswig being the surviving corporation of such merger, (b) the merger of Bergen Brunswig into AmeriSource Corporation, with AmeriSource Corporation being the surviving corporation of such merger and changing its name to AmerisourceBergen Drug in connection therewith, and (c) the merger of C.D. Smith Healthcare, Inc. into AmerisourceBergen Drug, with AmerisourceBergen Drug being the surviving corporation of such merger. AmerisourceBergen Drug hereby assumes all obligations and liabilities of Bergen Brunswig as Servicer hereunder and under the Related Documents.

     Section 14.17. Effect on Predecessor Agreement; No Novation. Each of the parties hereto agrees that, effective upon satisfaction of each of the conditions set forth in Section 3.01 hereof:

     (a) the terms and provisions of the Predecessor Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of the Amended and Restated Agreement; provided, however, that with respect to any date or time period occurring and ending prior to the Restatement Effective Date, the rights and obligations of the parties to the Predecessor Agreement shall be governed by the Predecessor Agreement and the "Related Documents" as defined therein; and

     (b) the execution and delivery of the Amended and Restated Agreement or any of the Related Documents shall not constitute or effect, or be deemed to constitute or effect, (i) a novation, refinancing, discharge, extinguishment or refunding of any of the Seller Secured Obligations, or (ii) a release, waiver or discharge of any of the rights or remedies of the Administrative Agent, the Purchasers or the Purchaser Agents set forth in the Predecessor Agreement.

     Section 14.18. Reference to Purchase Agreement. Upon the effectiveness of this Agreement, each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Purchase Agreement, as amended and restated hereby, and each reference in the Purchase Agreement, the Related Documents and any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement to "the Purchase Agreement", "the Receivables Purchase and Servicing Agreement" or words of like import shall mean and be a reference to the

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

Purchase Agreement, as amended and restated hereby. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Purchaser, Purchaser Agent or the Administrative Agent under this Agreement or any other Related Document, nor constitute a waiver of any provision contained therein.

                            [Signature pages follow]

                                       GE Capital Corporation/Blue Hill II, Inc.
                                                            Amended and Restated
                                    Receivables Purchase and Servicing Agreement

         IN WITNESS WHEREOF, the parties have caused this Receivables Purchase and Servicing Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            BLUE HILL II, INC., as the Seller

                                            ____________________________________
                                            Name
                                                 _______________________________
                                            Title
                                                  ______________________________

                                            Address:
                                            -------
                                            4000 Metropolitan Drive
                                            Orange, California 92868

                                            AMERISOURCEBERGEN DRUG CORPORATION,
                                            as successor by merger to Bergen
                                            Brunswig Drug Company, a California
                                            Corporation, as the Servicer

                                            ____________________________________
                                            Name
                                                 _______________________________
                                            Title
                                                  ______________________________

                                            Address:
                                            -------
                                            1300 Morris Drive
                                            Chesterbrook, Pennsylvania 19087


                               Signature Page for
       Amended and Restated Receivables Purchase and Servicing Agreement

                                REDWOOD RECEIVABLES CORPORATION, as
                                a Conduit Purchaser


                                ____________________________________
                                Name: Craig Winslow
                                      Assistant Secretary

                                Address:
                                -------
                                c/o General Electric Capital
                                Corporation
                                3001 Summer Street, 2nd Floor
                                Stamford, Connecticut  06927
                                Telephone: (203) 602-9330
                                Facsimile: (203) 961-2953

                                GENERAL ELECTRIC CAPITAL CORPORATION,
                                as a Committed Purchaser and a
                                Purchaser Agent on behalf of itself
                                and Redwood

                                ____________________________________
                                Name: Brian P. Schwinn
                                      Duly Authorized Signatory

                                Address:
                                -------
                                201 High Ridge Road
                                Stamford, Connecticut 06927
                                Attention: Vice President - Portfolio/Bergen
                                Telephone: (203) 357-4065
                                Facsimile: (203) 316-7821

                                Commitment: $450,000,000.00
                                ----------


                               Signature Page for
       Amended and Restated Receivables Purchase and Servicing Agreement

                                   LIBERTY STREET FUNDING CORP., as a
                                   Conduit Purchaser

                                   ____________________________________
                                   Name: Andrew Stidd
                                         President

                                   Address:
                                   -------
                                   c/o Scotia Capital
                                   One Liberty Plaza, 24/th/ Floor
                                   New York, New York 10006
                                   Attention: Vilma Pindling
                                   Phone: (212) 225-5410
                                   Facsimile: (212) 225-6465
                                   E-Mail: vilma_pindling@scotiacapital.com

                                   THE BANK OF NOVA SCOTIA, as a
                                   Committed Purchaser and as a
                                   Purchaser Agent on behalf of itself
                                   and Liberty Street Funding Corp.

                                   ____________________________________
                                   Name: Michael Eden
                                         Director

                                   Commitment: $250,000,000.00
                                   ----------

                                   Address:
                                   -------
                                   c/o Scotia Capital
                                   One Liberty Plaza, 24/th/ Floor
                                   New York, New York 10006
                                   Attention: Vilma Pindling
                                   Phone: (212) 225-5410
                                   Facsimile: (212) 225-6465
                                   E-Mail: vilma_pindling@scotiacapital.com

                               Signature Page for
       Amended and Restated Receivables Purchase and Servicing Agreement

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Administrative Agent

                                   ____________________________________
                                   Name: Brian P. Schwinn
                                         Duly Authorized Signatory

                                   Address:
                                   -------
                                   201 High Ridge Road
                                   Stamford, Connecticut 06927
                                   Attention: Vice President - Portfolio/Bergen
                                   Telephone: (203) 357-4065
                                   Facsimile: (203) 316-7821

                                   ACKNOWLEDGED AND AGREED:

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Collateral Agent

                                   ____________________________________
                                   Name: Brian P. Schwinn
                                         Duly Authorized Signatory

                                   Address:
                                   -------
                                   201 High Ridge Road
                                   Stamford, Connecticut 06927
                                   Attention: Vice President
                                   Telephone: (203) 357-4065
                                   Facsimile: (203) 316-7821


                               Signature Page for
       Amended and Restated Receivables Purchase and Servicing Agreement

WITH RESPECT TO THE INTERCREDITOR AGREEMENT
DATED AS OF OCTOBER 1, 2002,
ACKNOWLEDGED & CONSENTED TO BY:

JPMORGAN CHASE BANK,
in its capacity as "Chase Facility Agent"


____________________________________
Name:
Title: